Exhibit 10.1

REVOLVlNGPURCHASEANDSECURITYAGREEMENT THIS REVOLVING PURCHAS E ANO SECURITY AGREEMEN T (" Agr ee ment ' ")is made and s h all be effective as of September 29 , 2023 (the " Agreem e nt Date ") by and between Cardiff Lexington C orpor a ti on, a Nevada corporatio n located a t 320 0 Bel Air Dr . Las Vegas, NV 89109 ("Cardiff') and Nova O 1 tho and Spi n e, PLLC, a Florida professional limited liability company located at 1903 S 25 th Street, Suite I 03 , Fort Pierce, FL, 3494 7 ("Nova») (Cardiff and Nova is hereinafter refe 1 Ted to individually as " Se ll er " and collectively as, " Se l l e r s "), on the one h an d , and DML HC Series, LL C Series 308 , a Texas Jim ited liability company (" Purchaser " ) . o n the o t he r hand . RECITALS: WHEREAS, Seller is engaged in the business of providing healthcare goods and services in each state in whjch it is duly licensed and legally authorized to do bu siness ; WT : lEREAS , Seller desires to sell to Purchaser pools of Accounts of the Seller, which poo l s of Accounts will be listed in Schedule(s) of Accou n ts, on the t e rm s and subject to the conditions hereinafter set forth ; and WHEREAS, Purchaser is wiUing to provide a revolving purchase facility to Sellers on the terms set forth in this Agreement . NOW , THEREFORE, Purchaser and Sellers hereby agree as follows: AGREEMENT: 1. Incorporation of Recitals . Sellers each jndivjdually and collectively aclo 1 owledge that each of the Recitals ofthjs Agreement are true and accurate and incorporated herein by reference . 2. Definitions and Index to Definitions . The following terms used herein shall have the following meaning . All capita l ized te 1 ms not herein defined shall have the meaning set forth in the Unifonn Commercial Code . 1. " Account s" means all presently existing or hereafter arising accounts receivable due to any Seller (including medical and health - care - insurance receivables), and other forms of ob l igations now or hereafter owing to Seller, whether arising from the sale or Lease of goods or the rendition of services by Seller (including any ob li gatio n that might be characterized as an acco un t) , all of Seller 's rights in , to and under all proceeds from the sale of lnven tory , all monies due or to become due to Se ll er under all contracts for the saje or lease of goods or the rendition of services by Seller (whether or not yet earned) (including the right to receive the proceeds of said contracts), all collateral secu r ity and guarantees of any kind give n by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by Seller that conespond to any of the foregoing . In addition, the term accounts shall include all rights held by Sel l e r in any form of Assignment of Benefits or Letter of Protection issued by or on behalf of any patient to or for the benefit of Seller, including any form of Agreement i ssu ed to any lawye r , law firm or payor in respect to which instructions are given either directly, i ndirectl y, expressly, or implicitly by the patient to protect the int e r es ts of Seller . 2. "Advance" or "Advances" each as defined in Section 3. 3. "Advance Rate" means the percentage set forth in Item 2 of the Schedule.

4. " A ff i li at e " means , with respect to a Person, (a) anyfamily member , officer, director , employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly , through one o r more intermediaries, controls, or is controlled by, or is under common contro l with . s uch given Person , (ii) that, directl y or indirect l y ben efic ially owns or holds l 0 % or more of any class of voting stock or partnership or other interes t of s uch Per so n or any s · ub sidiary of s uch Person, or (iii) I Oo/o or more of th e voting stoc k or partner s hip or othe r interest of which i s d ir ectly or indirectl y beneficially owned or he l d b y s u c h Person or a subsidiacy of suc h Person . The tenn "co ntr o l " mean s the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whet her through owners hip of voting secur i ties or partnership o r other interests, by contract or otherwise . 5. " Agreement " means, co ll ective l y, th i s Agreement and any other agreements, instruments , certificates, or other documents entered into in connection with this Agreement , including collateral documents . letter of credit agreements, security agreements , p l edges, guaranties, deeds of tru s t, assignments and subo rdination agreements, and any other agreement executed or delivered by any Obligor or any Affi li ate of a n y Ob li gor pursua 11 t hereto or in connection herewith . 6. "Ava ilability " means at all times, an amount not to exceed the lesser of (a) the Ma . xitmun Advance Amount as set forth in Ite m 1 of the Schedule and (b) the sum of (i) the Advance Rate multiplied by th e Face Amouot of aJI pools of Eligible Accounts determined on the date the Availability is calculated, minus ( ii) any Advances previously mad e to Seller by Purcha ser with respect to such Eligible Accounts , minus (iii) any amounts due to Purchaser from Sellers, including , without limitati o n , the Servicing Fee and any other fees or expenses owed by Seller h ere under , minus (iv) the Re se rve Shortfall . 7. "Ag reement Date " means the date as of which this Agreement is dated. 8. " Balance Subject to Servic in g Fees,, means the difference between the unpaid Face Amount of pools of Pur chased Accounts and the balance of the Reserve Account . 9. " Business Day " means any day excluding Saturday, Sunday, and any day which is a le gal hol 1 day under the law s of the State of Florida , or which i s a da y on which Purch aser i s otherw ise closed for transacting b 1 . 1 siness with t e p 4 blic . 10. " Business Judgment of Purchaser " means decisions made by Purch aser based upon Purchaser 's experience and prudent bu si ness judgment aJl of which may b e in Purchaser ·s sole and exclusive discretion . 11. "C hosen Law " means the l aws of the State as provided in Section 30. 12. " Cll \ im Documentation" means all records nece ssary to su pport a claim for payme n t of each pool of Accounts from an Obiigor, whether in electronic or paper fonn, relating to or supporting an Invoice , in cluding Purchase Order , billing 1 ·eco rds , e l ectronic medical records and the like . 13. "C losed " means a pool of Pur c hased Accounts is closed upon Purchaser·s receipt of full payment from a Ob li gor o r the Seller (including payment by a charge to the Re serve Acc o unt) . 14. "C losin g Fee" mean s the Closi ng Fee as set forth in ftem I Sa of the Schedule. 15. • 'Co UateraJ " mean s all of the Sellers, now owned or hereafter acquired Accounts, Inventory . Eq uipm ent, Goods , General Intan gib l es , Documents, Negotiable Collateral . Investment Property . securities and sec uritie s accounts and . financ i al assets, as well as aU bank and depository accounts ; Chattel Paper (w h et her tangib l e or e l ectTOnic) and contract r i ghts ; guaranties , Liens o n real or personal property, l eases , 2 letters of credit, letter - of - credit rights, supporting obligations, and all other rights , agreements, and prope r ty securing or relating t o payment of Accounts or any other Collateral ; all docum ents . books and records relating to any Co llat era l or to any Seller 's business ; alJ other property of any Seller now or hereafter in the possession or control of Purchaser or any of Purchaser 's Affiliates (including cash, money , credits and balances of any Se ll er held by or on deposit with Purchaser or any Affiliate of Pu r chaser) ; all other assets of any Obligor in wbicb Purchaser receives a secur i ty intere st to secure all or part of the Obligati ons or which h ereafter come into the possessio custody or control of Purchaser or any Affiliate of Purchaser ; all of any Commercial Tort Claims l isted as set forth in Ite m 26 of the Sc h ed ule (w hich Sellers repre sen t and warrant is a true , accurate and complete I i st of all of Se ller s' commerc i a l tort claims as o f the Agreement D ate) or (B) any other writing provided to Purchaser ; a n d all proceeds and produ cts of aJI of the foregoing in any form, including amounts payable under any po l icies of in s uran ce insuring all or any of the foregoing against loss o r damage , all pa . its , accessories, attachments, special tools , additions, replacements, s ub stitutions and access i ons to or for all or any of the foregoi n g, all condemnation or requi s ition payments with respect to all or any of the foregoing and all increases and profits received from all or any of tb e foregoing . 16. "Comp le te Termination" occurs u po n satisfaction of the following conditions : ( a) paymellt in full of all Obligations of Se ll ers to Purchaser ; (b) if Purchaser has issued or caused to be issued guarantees, promises , or letters of credit on behalf of Seller s, acknow l edgement from any beneficiaries ther eof that Purchaser or any other issuer has no outstanding direct or contingent liabil ity therein and (c) eac h Seller has executed and delivered t o Purchaser a ge neral release in a fonn prepared by and acceptable to Purchaser . 17. "Contractual Adjustments " asapplied to each pool ofPurchasedAccow,ts, mean s the aggregate of amounts disallowed or otherwise not[ . Ryable to Seller byany third - party Obligors pur su ant to term s of payment arrangements with third party Obl i gors , including , but not limited to , Patient Co - Payments and Patient Deductibles . 18. "Default Fees" means an amount equal to the Di scount Fee listed in Schedule It em 4 , pJus 5 % per annum , applicable only upon an Event of Default . 19. "Discount Fees" means the product of the Di sco unt Fee Percentage multiplied by t h e Face Amount of each pool of Purchased Account . 20. "Dis count Fee Pe r ce nt age " the percentage set forth in Item 4 of the Schedule. 21. "Early Te rmination Fee" - The fee payable as set forth in Item l Sc of the Schedule. 22. "E l igib l e Accou o t(s)" - means a pool of Account(s) that are acceptab l e t o Purchaser for purcha se under this Agreement as determined by Purchaser in the exercise of it s sole Business Jud grneut of Purchaser , payable to Se ller by approved Obligors , and after the Pur c has e Oate for s u ch pool of E li g ibl e Accounts, on any date the Availabil i ty is tes t ed here u nde r , arising from t h e sale of Inventory or performance of services, including, but not Jimited to, Healthcare Services, in the ordinary course of such Se ller ' s bu siness ; p r ovided, h owever , that E li g ible Accou nt s shall not in c lud e t h e following in regard to any Account w ithin a poo l o f Accounts : (j) Accounts which has remained unpaid for more than six (6) months from the Purchase Date ; ( ii) Accounts with respect to which the Obl i go r i s an Affiliate of any Sel ler ;

4 (iii) Accounts with Tespect to which services or goods are placed on consignment, guaranteed sale, or other tenns by reason of which the payment by the ObHgor may be conditional ; (iv) Accounts with respect to which the Obligor is not a natural person or who fails 10 have a policy of insurance that is available to satisfy the amounts owing to any Seller , or , fails to have a claim or has a claim against a third party but who , in the Business Judgment of Purchaser, will not likely result in a full satisfaction of the amount owing to Purchaser ; (v) Any and all Accounts as to which tbe perl'ection, enforceab ili ty , or validity of Purchaser's ownership interest in purchased Accounts or Collateral or security interest in such Account , or Purchaser 's right or ability to obtain direct payment to Purchaser of the proceeds of such Account, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including any Account subject to the Federal Assignment of Claims Act of l 940 ; provided , however , that an Account shall not be deemed ineligible by reason of this clause (e) if Seller has completed all of the steps necessary, in the Business Judgment of Purchaser , to comply with the Federal Assignment of Claims Act of 1940 , and any applicable regulations in connection therewith, with respect to such Account or will otherwise be collected in the Business Judgment of Purchaser ; (vi) Accounts which may be subject to offset or recoupment by the Obliger, whether as the result of goods sold or services rendered by the Obligor to Seller, any contractual a 1 Tangement between the Obliger and Seller (including any lease) or otherwise ; (vii) Those Accounts where Purcbaser has notified Seller that the Account or Obl . igor is not acceptable to Purchaser, in Business Judgment of Purchaser ; (viii) Accounts for which services have not yet been rendered to the Obligor or the goods sold have not yet been delivered to the Obligor (commonly referred to as '' pre - b illed accounts") ; (ix) Any Account with respect to all or part of which a check, promissory note , draft , trade acceptance, or other instrwnent for the payment of money has been received, presented for payment, and returned uncollected for any reason ; (x) Any Account with respect to which SeJler, without the written consent of Pur c h aser , has agreed to or has otherwise extended the maturity of the Account beyond the Repurchase Period as specified in Item 6 of the Schedule ; (xi) Any Account with respect to which any one or more of the following events has occurred to the Obliger on such Account : death or judicial declaration of incompetency of a Obligor who is an individual ; the filing by or against the Obligor of a request - or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a b a nkru pt , winding - up, or other relief under the bankruptcy , insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect ; the making of any general assignment by the Obligor for the benefit of creditors ; the appointment of a receiver or trustee for the Obliger or for any of the assets of the Obiigor , including, without li mi tat io n , the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code ; the institution by or

5 against the Ob li gor of an y other type of insolv e ncy proceeding (under the ba nkru ptcy laws of the United States or otherwise) or of any formal or in forma l proceed in g fo r the dissolution or liquidation of, settlement of claims against , or winding up of affairs of, the Obligor ; or the sale , assign m e n t, or transfer of all o r any material pait of the assets of the Obligor ; or the nonpayment general l y by the Obligor of its debts as they become due ; (xii) Any Account in whic h Purchaser does not h ave a duly perfected , first - priority ownership interest and sec uri ty interest, subject to no other Lien, except for Pennitted Liens ; (xiii) Any Account which is evidenced by a note , draft, trade acceptance, o r other instrument for the payme n t of money where such instmment, document, chattel paper , note , draft , trade acceptance or other in str ument bas not been en d orsed and delivered by Seller t o · Purch a ser , or , (xiv) Any Account in which fails to have an Obligor in direct privjty with the S e l l er e nter into issue a l egally e nfor cea b l e Assignmen t ofBenefits and/or Letter of Protecti on in a form and content that is acceptab l e to Purchaser duly executed by the Obliger and the Obligor's Jaw fitm that s haJI b e authorized to practic e law in the State of Florida whereby suc h l aw firm sha l l agree to receive , protect and pay ove 1 · to Purchaser insuranc e claims payment s or other s um s derived from third - party Ob 1 igors whether due to settlement or e n try of judgment . 23. "Events ofDefault" see Section 17 .l. 24. "Ex pected Net Realizable Val ue " means the aggregate Gross Va l ue of a pool of Accounts minus Contractual Adj u s tments , as est im ated by the Seller and as reasonably acceptable to Pur chaser, which shall be subject to further adjustment by Purcha se r , in the Bu siness Judgment of Purchaser , to reflect the payment history of the Accounts and its own estimate of the Contractual Adjustments . 25. ''Exposed faym ents '' means payments received by Purchaser from or for the account of a Obligorthatmay subject Purchaser to an avo 1 dance clai m underthe United States Bankruptcy Code or a n y other insolvency l aw . 26. "Exp ress Funding Fee " means requests fo r Adva n ces under this Agreement made by Purchaser to Seller on a time frame l ess than a week since any prior week's Advance as described in Item 15 . b of the Schedu l e . 27. " Fac e A mount " for the purposes of determi n ing Discount Fees, mean s t h e face amount d u e o n each set of a pool of Accounts at the ti m e of purchase under this Agreement , or the Ex,pected Net Realizable Va l ue of the pool of Accounts at the time of purchase , wh i chever is less . 28. "G AAP " means generally accepted accom 1 ti n g principles set forth in the opinio n s and p r onouncements of the Acco un ting Principle s Board of the American In stitute of Ce 1 tified Public Accountants and s tatements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis . 29. " General Intangibles " means a ll of Seller's present and future general in t angibles and a ll other presently owned or hereafter acq 1 . 1 i r ed intangible personal property of Sellers (including payment intangib l es and any and al l choses or things in action, goodwill, patents and patent applicatio n s, tradenames , service marks, trademarks and trademark applications , copyrights, blu ep rints , drawings, purchase orders , Obligor lists, monies due or recoverable from pension funds, route lists, infringement claims, software, com p ute r programs, computer discs , computer tapes, lit eratu re , reports, catalogs, deposit accounts, tax refunds and ta . , : refund c l aims) other than Goods and Accounts, as wellas Seller's books and records relating to any of tbe foregoing . 30. "Goods" means all of Seller's present and h ereafte r acquired goods, as defined in the UCC , wherever located, including imbedded software to the extent in . eluded in "goods" as defined in the UCC, manufactured homes, and standing timber that is cut and removed for sale . 31. "Government Accounts" means any Accounts which i s the obligation of the United States of America, or any State or Territory of the United States of America, and the District of Columbia, or any of their respective agencies, whether under Medicare or Medicaid or otherwise, and whether or not the Healthcare Receivable is the primary obligation of such government, agency , or agent . 32. "Gross Value" means the total billing amount of each pool of Accounts exclusive of any Contractual Adjustments . 33. "Guarantor" means each of the entities set forth in Ttem 31 of the Schedule . 34. "Healthcare Services" shall mean all healthcare services of any kind rendered by . or under contract with, a Seller, including without limitation services oflicensed physicians , nurses or other licensed or · u nl i censed healthcare personnel, the provision of room , board and daily living assistance at licensed healthcare facilities, home care services, transpo 1 tation to or from healthcare facilities, or the sale, assignment, lease or license whether before or after the date of this Agreement of including without limitation healthcare related equipment, prosthetics, phannaceuticals or other goods . 35. "Ineligible" means an Account within a pool of Accounts determined by Purchaser to be (neligible in its sole discretion . 36. "Initial A(lvance" Jlleans the first Advance P - µrchaser makes to Se ll ers after Purchaser enters into this Agreement. 37. "Insolvent" as applied to an Obligor means, such Obligor becomes insolvent or subject to proceeding under Title 11 of the United States Bankruptcy Code or any other insolvency law. 38. "Inventoryl' means all of Sellers's inventory as defined in the UCC. 39. ''Invoice" means the document that evidence or is intended to evidence an Accounts within a poo l of Accounts, including , but not limited to, C l aim Documentation . Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates . 40. "Lien'' means any security interest, security title, deed to secure debt, deed of trust . li en , pledge , charge, co ndi tional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond , in, of or on any assets or properties of a P erson , whether now owned or hereafter acquired and whether arising by agreement or operation of l aw .

41. "Max imum Advance Amount" means the Pace Amount of each pool of Eligible Accounts multiplied by the Advance Rate, as set forth in Item l of the Sc he dule whic h Purchaser , in Business Judgm ent of Purchaser, may Advance to Sellers . 42. "M inimum Monthly Discount Fee" means Th ree Th ousand Dollars ( $ 3 , 000 . 00 ) which reflects the minimum aggregate amount of Discount Fees that Selle r w ill be responsible for per month . 43. '"Misdirected Payment Fee" as set in Item 9 of the Schedu l e . 44. " Monitoring Fee" as set forth in Item 10 of the Schedu l e. 45. "Negotiab l e Collateral'' means all of Se ll er's present and future letters of cred it , advises of credit, notes , drafts , instruments, and documents , including, without limitation, bills of lading and Seller's books and records relating toany of the foregoing . 46. "Obligatio n s" means all in debtedness , monetary and non - monetary obligations and li abilities of Se ll ers to Purchaser of every kind and description , direct or inclirect , secured or unsecured, j 0 int or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or perfom 1 ance, now existing or hereafter arising, whether presently contemplated or not , regardless of how the same arise, or by what instrument, agreement o r book account they may beevidenced, or whether evidenced by any instrwnent, agreement or book account, i ncluding , but not limited to, all Advances (including by modification, renewal or exte n sion) , all undertakings to take or refrain from taking any action, all indebtedness, liabilities or ob li gatio n s owing from Sellers to ot h ers which Purchaser may have obtained by purchase , negotiation, discount, assignment or otherw i se , and all interest, taxes , fees, charges, expenses and attorney's fees (whether or not s u ch attorney is a regularly salaried employee of Purchaser or any of its Affi li ates) chargeable to Sellers or in curred by Purchaser under this Agreement or any other document or instrument delivered in connection herewith, and whether arising before , during or after the commencement of any Bankruptcy Case in which any Seller is a Debtor . All Advances made to Sellers and all of the other Obligations of Sel l ers , including all fees and expenses with respect thereto, shall constitute one joint i : ind several di r ect and general obligation of both Sellers . Notwithstanding anything to the conh·a,y con t !lined herein , each Obligor sh&ll be joiritly and severally, with each other ObLigor, directly and unconditiona ll y l iable to Purchaser for all Obligations , it being understood t h at t 11 e Advances to Sellers i nur e to the benefit of all Obligors, and that Pw·chaser i s relying on the joint and several liability of Ob li gor as co - makers in extending the Advances hereunder . 47. "Ob li gor(s) " means any Seller, including any per s on other than Selle r ' s pat i ent ( s) who is primarily or secondarily, directly or indirectly responsible for payment and/or performa n ce of any Obligations, including, bu t not limited to, any third - party who by statute, common law , co n tTact or otherwise is responsible to protect and/or pay the monetary obligatio n s owing on an Account . 48. "Patient Co - Pa y ment " means the amount of each Account by the patient not payable by a Obligor . 49. ''Pa tient De ductible '' means the amount of any costs and/or ex,penses t h at are covered by a patient's third - party in sura n ce payor but which the patient must pay before the insurance starts paying covered costs and/or expenses, excluding copays, coinsurance, and non - covered expenses . 50. "Permitted Liens " means (a) Liens or charges for current taxes, assessments or other governmenta l charges which are not delinquent or remain payable without any penalty, or the val idi ty of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been establis h ed in accordance with GAAP (b) deposits 7 or pledges to secure (i) statutory obligations, (ii) surety or appeaJ bonds ; or (iii) bonds for release of attachment , stay of execution or injunction ; (c) statutory Liens on property arising in the ordinary course of bu s iness which, in the agg r egate, do not materially impair the use of such property or materially detract from the vaJ . ue of such property ; (d) Liens existing on the Agreement Date and described in Item 7 of the Schedule ; and (e) Lien s in favor of Purchaser . 51. " Person " means an individual , corporation, partnership, limited liability company , association, trust, unincorporated organization, gov - ernment or any agency or political subdivision thereof, or any other entity . 52. ''P r ime Rate" means the "p rime rate" as set forth in the Money Rates sect i on of The Wall Street Journal or , if not available, Purchaser will substitute a comparab l e index of i ts choice . ' 2 . 53 . "Purchase Date" means the earlier to occur of (i) the date o n which Se ll er has been advised, either through writing or posting on daily settlement reports , which are available to Seller via internet access, that Purchaser has agreed to purchase or has purchased a pool of Accounts and (ii) the date that Seller has assigned a pool ofAccounts to Purchaser via a Schedule of Accounts . 54. "P u rchase Price" means the Face Amount of a pool of Purchased Accounts less the Required Reserve Amount, and Discount Fees and Serv i cing Fees for such pool of Purchased Accounts and any other fees or charges owing by Sellers . In the event tha t Purchaser offers to purchase a pool of Accounts as Purchased Accounts for an amount that is greater than the amounttbat Seller desires at s uch tim . e to receive in exchange for the sale of such Accounts, Seller sha ll have the right to reque s t a Purchase P 1 ice payment less than the total amount offered by Purchaser , however , notwithstanding, Purchaser s h all nonetheless acquire an ownership interest in the entire p oo l of Accounts offered for saJe . 55. "Purchased Acconnts'' means each set of a pool of Accounts purchased hereunder which have not been Closed and constitute an Eligible Account . For the purpose of thjs Agreement, there shall be irrebuttable presumption that Purchaser has purchased al] Accounts within any pool of Accounts offered for sale iJ 1 connection wit h each Schedule of Accounts without any requirement imposed on Purchaser to identify the specific accounts ,n respect to which Purchase Price payments are made such that t he entire aggregate of aJl Accounts within each pool of Accounts shall be deemed Purcha se d Accounts . 56. ''Repurchase Date " means the date on which Seller repurchases a specific pool of Purchased Accounts. 2. $7. '' Repurchase Period" means the period described in Item 6 of the Schedule . 58. "Repurchase" means a pool of Purchased Accounts for which S ll er h as paid to Purchaser the aggregate amount of Advances that Purchaser made to Se ller with re s pect to suc h pool of Purchased Accounts and all accrued and unpaid fees and charg s owing in respect to such Purchased Account by any Obligor under th i s Agreement . 59. ' 'Required Reserve Amount" means the product of the unpaid balance of a po o l of Purchased Accounts multiplied by the difference between 100 % and the Advance Rate des c ribed in It em 2 of the Schedule . 60. ''Reserve Account" means a bookkeeping account on the books of the Purcha ser representing the portion of the Purchase Price which has not been paid by Pw·cbaser to Sellers .

61. "Reserve Shortfall" means the amount by which tbe Reserve Account is less than the Required Reserve Amount. 62. ''Schedule of Accounts" means a fo 1 m s uppli e d by Pur ch a se r , but completed by Seller from time to time wherein Se ll er lists those of its Accounts which it r e que sts that Purchaser purchase under the terms of this Agreement . 63. "Servicing Fees" means the product of the Servicing Fee Percentage mu l tiplied by Balance Subject to Servicing Fees. 64. " Servi c ing Fee Percentage" means a fee in connection with the administration of this Agreement in the percentage set forth in ltem 3 of the Schedule. 65. ''Subordinated Debt " means all of the indebtedness owed by any Seller to any other Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Purchaser in its discretion . 66. "Subordfoate Lien Fee" means a fee that arises immediately upon the attachment of a li e n or security interest in favor of any third party involving any competing secured party who bas not entered into a subordination agreement prior to the closing of this transaction in a form reasonably acceptable to Purchaser in the amount set forth in Item 8 of the Schedule . The Subordinate Lien Fee s h all be _inapplicable to any lien or security interest in favor of any third party involving any competing seemed party who after the date of this Agreement is granted such lien or security interest with the co n se nt of Purchaser . 67. "Undenvriting Fee'' means a fee in connection with the underwriting and verification of Accounts in an amount equal to 1 . 5 ¾ of the total aggregate amount of pool of Purchased Accounts purchased by Purchaser each calendar m on th , 68. "Term" a term based upon and determined by the Tennination Date of this Agreement as described in Item 14 of the Sc h e dul e . 69. "Uniform CommerciaJ Code" - the Unifonu Commercial Code as adopted in the State of Texas and as codified in Section 1 . 101 et seq . , of the iexas Business and Commerce Code, as in effect from time to tim e , or of any other state the la w s of which are required as a r es ult thereof to be applied in connection with the issue of pe 1 fectio 4 of security interests ; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such te 1 m is defined differently in different Articles or Divisions of th UCC, the de fi ni t i on of such term contained in Article or Division 9 shall govern . Other Definitional Provisions . References to the • 'Schedule" or any "Section" or ''Exhibit" refer to the Schedule or a section or exhibit, respectively, of this Agreement unJess otherwise specifically provided . Any of the tenns defined in Section 1 may, unless the context otherwise requires , be used in the singular or the plural depending on the reference . In this Agreement : words importing any gender include t h e other genders ; the words "including" . "includes" and "include" s h a ll be deemed to be followed by the words "without limi tatio n " ; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modificatioos th ereto , but only to the extent such amendments, assignments and other modifications are not prohibited by the tenns of this Agreement ; references to any Person includes their respective pennitted successors and assigns or people succeeding to the r elevant functions of such Persons ; anyand all terms which a . re defined in the UCC and are not defined herein shall be construed and defined in accordance with the defmition of such terms under the UCC ; all references to statutes and related regulations shall include any amendments of san 1 e and any successor s tat u tes and regulatio n s .

3. Sale; Purc.hase Price; Billing. 3. : 1 . Seller(s) shall offer to sell to Purchaser as absolute owner, with full recourse, such of Seller(s) Accounts as are listed from time to tirue on each Schedule of Accounts . The aggregate amount of the first series of Eligible Accounts offered to Purchaser shall equal or exceed an Expected Net Realizable Value sufficient to qualify Seller for an initial advance of not less than $ 500 , 000 . 00 . 2. Each Schedule of Accounts shall be accompanied by Invoice Documentation and such evidence supporting each pool of Accounts as Purchaser shall from time - to - time request . 3. At the time eacn Schedule of Accounts is delivered by Seller to Purchaser, Seller must offer for sale to Purchaser all Accounts owed to Seller by an Obligor and any such pool of Accounts created thereafter . Atthe time that each Schedule of Accounts is submitted to Purchaser and/or any Account is sold to Purchaser hereunder by any Seller wil . l be deemed to be a reaffirmation of each of Sellers's warranties and representations hereunder . 4. Seller shall not . without the prior written consent of Pw·chaser in each instance , change or modify the te 1 ms of the original Invoice or Invoice Documentation relating to any Obligor , Purchased Account or Accounts as are listed from time to time on each Schedule of Accounts . 5. Purchaser may, in Business Judgment of Purchase r , elect to purchase from any SeJler such Accounts as are offered for sale to Purchaser and that Purchaser determines to be Eligible Accounts . 6. Purchaser shall (subject to Purchaser's satisfaction of the conditions set fo 11 b below), advance to Seller from time to time, once a week, the amount requested by Seller in such request (any such advance, an ' 'Adva n ce" and all such advances made hereunder , collectively, the "Advances"), which request shall include applicable detail , in fonn and substance acceptable to Purchaser, of the Face Amount of each pool of Eligible Accounts that are being advanced against (whether in total or just a portion thereofj pursuant to such request and a list of any ineligible Accounts that were previously Eligible Account(s) hereund er . If Sellers requests from Pt 1 rchaser Advances on a time frame less than a week since any prior week ' s Advance (''Express Funding Request ") , and if Purchaser in Business Judgment of Purchaser elects to accept such Express Funding Request, then Purchaser wi 11 advance to Seller from time to time , the amount requested by Seller in such request within approximately twenty - four (24) hours of receipt of a written request (email being sufficient) from Sellers (unless such advance obligation falls on a non - business day iIJ which event such Ad . vaoce shall be made the next business day) which request shall inch, 1 de applicab l e detail , in form and substance acceptable to Purchaser, of the Face Amount of each Eligible Account within the pool of Eligible Accounts that are being advanced against (whether in tot&! or just a portion thereof) pursuant to such request and & list of any ineligible Accounts that were previously Eligib l e Account(s) hereunder . Purchaser ' s obligation to advance hereunder is subject, in each case, to Purcha ser ' s satisfaction of the following condition s in its sole discretion : (i) the aggregate principal amount advanced hereunder shall not exceed the then current Availability as detennined by Purchaser ; and (ii) in no even t shall any Advanc e or Advances attributabl e to any pool of Account s exceed the Advanc e Rate multiplied by the Face AmoW 1 t of such poo l of Accounts . Each Eligible Accoun t or Eligibl e Accounts h e r e und e r shall be deemed to be purchased in its entirety at any time it i s included in Availability for purpose s of this Agreement . 7. Any Advance requested by any Seller and made by Purchaser or at any time outstanding in excess of the Maximum Advance Amount or any other limitation set forth in this Agreement will, n evertheless , be subject to the terms of this Agreement : , will constitute Obligations for all purposes and be secured by the Collateral . 10

3.8. Seller hereby authorizes and directs Purchaser to make Advances to or for the benefit of Seller upon receipt of instructions from any of the persons listed on **Item 11 of the Schedule**. Purchaser shall have no liability whatsoever to Seller or any other Person for acting upon any such instructions which Purchaser, in good faith, believes were given by any such person, and Purchaser shall have no duty to inquire as to the propriety of any disbursement. Purchaser is hereby authorized to make the Advances provided for herein based on instructions received by facsimile, electronic mail, telephone or other method of communication from any of such persons. Although Purchaser shall make a reasonable effort to determine the person's identity, Purchaser shall not be responsible for determining the authenticity of any such instructions, and Purchaser may act on the instructions of anyone it perceives to be one of the persons authorized to request Advances hereunder. Purchaser shall have the right to accept the instructions of any of the foregoing persons unless and until Purchaser actually receives from Seller (in accordance with the notice provisions of this Agreement) written notice of termination of the authority of that person. Seller may change persons designated to give Purchaser borrowing instructions only by delivering to Purchaser written notice of such change. Seller will ensure that each telephone instruction from any person designated in or pursuant to this paragraph shall be followed by written confirmation of the request for disbursement in such form as Purchaser makes available to Seller from time to time for such purpose; provided, however, that Seller's failure to provide written confirmation of any telephonic instruction shall not invalidate such telephonic instruction.

3.9. Seller will only use billing formats that have been disclosed to Purchaser and in forms that Purchaser has approved, and Seller's use or issuance of such billing formats will be conclusive evidence of assignment and transfer hereunder to Purchaser of the pool of Accounts represented thereby, whether or not Seller executes any other instrument with regard to any specific Account.

4. **Fees and Expenses**. Seller shall pay to Purchaser the following fees, expenses, and other charges:

4.1. **Closing Fee**. The non-refundable Closing Fee as described on Schedule Item 14 due and deemed fully earned on September 29, 2023, and payable at Closing from Purchaser's Initial Advance.

4.2. **Discount Fees**. The Discount Fee is payable on the date on which a Purchased Account is purchased and payable every thirty (30) days thereafter until such Purchased Account is Closed.

4.3. **Servicing Fees**. The Servicing Fee payable on the date of the initial Advance and payable on first day of each month for the immediately prior month period.

4.4. **Minimum Monthly Discount Fee**. The Minimum Monthly Discount Fee which shall commence thirty (30) days after the commencement of the Term and shall be payable on the first day of each month thereafter.

4.5. **Misdirected Payment Fee**. The Misdirected Payment Fee payable immediately upon accrual. It is recognized that the costs imposed upon Purchaser by the Seller's action or inaction resulting in the imposition of this fee are difficult to ascertain, and this fee represents the good faith effort to compensate Purchaser without imposing upon the parties the expensive burden of litigating that cost and is the agreed liquidated damages with result therefrom.

4.6. **Monitoring Fee**. The Monitoring Fee accrues and is payable on first day of each month for the immediately prior month period for services performed in connection with monitoring Seller's performance hereunder.

4.7. **Early Termination Fee**. Applicable only in the event that this Agreement is terminated by Purchaser as a result of an Event of Default or by Seller for any reason prior to the end of the initial Term

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12 orany successive Term(s) , Se ll ers will pay to Purchaser Early Tenninat ion Fee on or prior to the effective date of s uch tennination an early tennination fee. 8. Express Funding Fee . The Express Funding Fee accrues and is payable upon Purchaser's acceptance of any Express Fru 1 ding Request from Seller . 9. Out - of - pocket Expenses . The out - of - pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, electronic funds transfer fees , postage and all audit fees - per Schedule Item 14 , subject to economic adjustment at Purchaser' s sole discretion . 10. Collection Services Fee . $ 100 . 00 per hour for Collection Services performed by Purchase - r ' s clerica l staff or to reimburse Purchaser for Collection Services performed by a third party hired by 'Purchaser ; and $ 300 . 00 per hour for Collection Services performed by Purchaser ' s management staff . 4. l l . Field A udit Expenses . $ 2 , 500 . 00 per day plus travel expenses in respect to each audit . Unless one or more Events of Default have occ 1 m ed, Sellers shal l not be required to pay for more than four audits during any twelve - month period during the Term of this Agteement . 12. Underwr iting Fees . The Underwriting Fee on the date on which a pool of Purchased Accounts is pw·chased and the Undenvriting Setup Fee upon execution of this Agreement . 13. S ubordinate Lien Fee . The fee payable when any Lien , except for Permitted Liens , 1 s obtained by , or given to any Pe rson in any Collateral . 14. Other Charges. Such other fees and expenses as specified in this Agreement 5. Reserve Account. 1. Upon SeJler's request, Purchaser shall pay to Seller once a week , on days that Purchaser is open for business , up to any amount by which the Reserve Account exceeds the Required Reserve Amount, subject to Purchaser's right to charge tpe Reserve Account with any Ob li gations . 2. Purchaser may pay any amoUJ 1 ts due Seller hereunder by making a credit to the Reserve Account . 3. Selle r shall pay to Pur chase r , on demand, the amount of any Reserve Shortfa ll . ff a Reserve Shortfall continues to exist for ten (] 0 ) days after notice of sa m e is issued by Purchaser , Se ll er sha ll pay, which payment may be effected b y Purchaser making a debit to any Purchase Price payment made o r available to be made by Purchaser, a fee equa l to three percentage points ( 3% ) in excess of Prime Rate which fee wlll continue until the Reserve Shortfall is eliminated . The imposition of Sl!C h fee shall not be deemed to excuse a late payme n t or be deemed to constitute a waiver of any othe r rights of Pu rchaser und er th i s Agree m ent . 4. Purchaser may retain the Reserve Account for ninety (90) days following tem 1 ination of this Agreement, to be applied to, inter alia, payment of any Obligations, r egardless of whether such Obligations accrued before or after tetinination, and until Complete Tennination . 6 . Collections . Seller(s) will irrevocably and unconditionally cause the Proceeds of each pool of Accounts to be forwa rd ed by all Obligors, or their authorized law finns who have been authorized to collect sucb Proceeds with the consent of Purchaser , directly to a lockbox designated by Purchaser (''Lockbox Account") . Sucj, Lock box Apcount shall pe maintained by in a Deposit Account set forth in Item 25 of the

Schedule and all Proceeds of Accounts received in such Lockbox Account shall be deposited in a bank account in Seller's name and owned by Seller at a banking institution set forth in Item 25 of the Schedule for application to the Obligations. All checks or other remittances received by Seller for application to the repayment of each pool of Accounts will be received by Seller, in trust, for the sole benefit of Purchaser, shall not be comingled with any of Sellers funds, and Seller will turn over to Purchaser the identical remittances as speedily as possible and no later than two (2) Business Days after receipt, appropriately endorsed, if necessary. As compensation to Purchaser for delays in the collection and clearance of such checks, Sellers agrees to pay all applicable fees on each remittance, including wire transfers, from the date of Purchaser's receipt thereof plus the number of days at the rate applicable to Advance(s) outstanding. Sellers will account fully and faithfully for and promptly pay or turn over to Purchaser proceeds in whatever form received of the sale or other disposition of any Collateral, and Seller agrees that the inclusion of proceeds in "Collateral" will not be deemed to mean that Purchaser consents to Seller's disposition of Collateral other than in accordance with the terms of this Agreement.

7. **Account Disputes**. Sellers shall notify Purchaser promptly of and, if, but only if, requested by Purchaser in writing, at Sellers sole cost and expense, will seek to settle all disputes concerning any pool of Purchased Accounts. No final resolution shall be made without Sellers having first obtained Purchaser's express written authorization. Purchaser shall at all times be irrevocably authorized, but not required, at Sellers' sole expense to settle, compromise, or litigate (collectively, "Resolve") any dispute concerning any pool of Purchased Accounts upon such terms as Purchaser in its sole discretion, deems advisable, without otherwise seeking Seller's consent. Upon the occurrence of an Event of Default, Purchaser is also authorized to Resolve any dispute concerning any Account without seeking Seller's consent.

8. **Repurchase Of Accounts**. Purchaser may (on demand, or, at Purchaser's option, by Purchaser debiting the Reserve Account or by requiring payment from Sellers) require that Sellers repurchase a Purchased Account for an amount equal to the greater of (i) the then unpaid to Purchaser Face Amount of any pool of Purchased Accounts or (ii) the aggregate amount of Advances attributable to such pool of Purchased Accounts, together, in each case, with any unpaid fees including those as described in Section 4 above, upon the occurrence of the following:

8.1. Any Purchased Account within the pool of Purchased Accounts, the payment of which has been disputed by a Obligor, Purchaser being under no obligation to determine the legitimacy or validity of such dispute;

8.2. Any Purchased Account within the pool of Purchased Accounts with respect to which any Seller has breached any warranty or covenant as set forth in Sections 10 and 11 of this Agreement.

8.3. Any Purchased Account within the pool of Purchased Accounts in respect to which in Purchaser's sole credit judgment a Obligor has become Insolvent, or a Obligor has indicated an inability or unwillingness to pay the Purchased Account when due;

8.4. The entire pool of Purchased Accounts upon occurrence of an Event of Default or upon the termination date of this Agreement; and

8.5. The entire pool of Purchased Accounts that remains unpaid beyond the Repurchase Period.

9. **Purchase and Sale of Accounts and Security Interest**. Sellers hereby sells, transfers, assigns and otherwise conveys to Purchaser (as a sale by Seller and a purchase by Purchaser, and not as security for any indebtedness or other obligation of Sellers to Purchaser) all right, title and interest of Sellers in and to each pool of Accounts accepted by Purchaser for purchase hereunder, together with all related rights (but not obligations) of Sellers with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Sellers,

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insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of all accounts and all right, title and interest of Sellers in any related goods, including Seller's rights and remedies under Article 2, Part 7 of the Uniform Commercial Code. The foregoing sale, transfer, assignment, and conveyance does not constitute and is not intended to result in an assumption by Purchaser of any obligation of Sellers or any other person in connection with each pool of Purchased Accounts or related rights or under any agreement or instrument relating thereto. Sellers agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the Uniform Commercial Code and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as Purchaser may request to further evidence or protect the sales and assignments of each pool of Purchased Accounts and related rights to Purchaser hereunder, as well as Purchaser's interest in any returned goods. To induce Purchaser to enter into this Agreement, make Advances to Sellers, and to secure the Obligations, Sellers each individually and collectively hereby grants to Purchaser, all of Sellers' right, title and interest in and to all of the Collateral. Notwithstanding the creation of this security interest, the relationship of the parties constitutes an Account Purchase Transaction as described in Section 32.

10. **Representations and Warranties**. Seller represents and warrants that:

10.1. It is fully authorized to enter into this Agreement and to perform all obligations hereunder;

10.2. This Agreement to which each Seller is a party constitute valid, binding, and enforceable obligations of Sellers in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors' rights generally or by generally applicable equitable principles affecting the enforcement of creditors' rights;

10.3. With regard to each pool of Purchased Accounts as each Purchased Account arises Seller will have made delivery of the goods or will have rendered the services ordered; the Obligor will have accepted the goods and/or services; and no Obligor dispute will exist in any respect, including, without limitation, disputes as to price, terms, warranties, quantity or quality, and claims of set-off, release from liability or defense based upon any act of God or a public enemy or war or because of the requirements of law or of rules, orders, or regulations having the force of law; all Inventory is in good condition, meets all applicable governmental standards and is currently usable or saleable in the ordinary course of Seller's business for a price approximating at least Seller's cost thereof; all Equipment is in good condition and state of repair, ordinary wear and tear excepted; all Collateral meets applicable government standards;

10.4. Seller has not used any other legal, trade or fictitious names, nor has Seller been deemed an entity formed in any jurisdiction other than as disclosed in **Item 16 of the Schedule** and Seller has not been a party to any merger or purchased assets from any other Person other than in the ordinary course of business; and each of Seller's chief executive office and principal place of business, all Inventory, all Equipment and all other Collateral is located at the addresses (including the county) set forth on **Item 21 of the Schedule** and has not been located at any other location during the five year period prior to the Agreement Date.

10.5. Each Seller's exact legal name, type of organization, state of organization and organizational identification number are fully and accurately set forth on **Item 16 of the Schedule**, and Seller is duly organized and validly existing under the laws of such state of organization;

10.6. The execution, delivery, and performance of this Agreement are within Sellers' corporate powers, have been duly authorized, do not violate Sellers constituent documents, any law or regulation,

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15 including without limitation , any law or regulation re l ating to occupational health and safety or protection of the environiuent, applicable to Seller, or any indenture , agreement, or unde 1 taldng to which each Seller is a party or by which Seller or Selle r ' s property is bound ; I 0.7. Sellers have n o subsidiaries or othe , i r nvestment s in other Person s , except as set forth on Item 17 of the Schedule: I 0 . 8 . Each Seller is in comp li ance in all material respects w i th all la ws, rules and regulations applicable to Seller, including laws , rules or regulations concern in g the environmen t , occupational health and safety and pensions or other emp lo yee benefits ; l O . 9 . Except as set forthon Item 18 of theSchedule , there i s no Iiti gat i oo or investigation pending against Sellers ( or, so far as S e l l er i s aware, threatened ) w h i c h , i f jt were decided adversely to S elle r s , co uld reasona bly be expected to have a materia l adverse effect on Sellers, Seller ' s fmaocial or o perational cond i t i on or Se ll er ' s prospects (taking into account any insuranc e coverag e that has been acknowledged by the insurer) ; 10 . l 0 . Neither Se ll er is indebted f . o any other Person for money ban - owed nor has Seller issued any guaranty of payment or performance to any other Person other than Purchaser , except as set forth on Item 19 of the Schedule ; l 0 . 11 . Since the date of the financial statements of Sellers most recently delivered to Purchaser , there has b een no material adverse change in Sellers' business , Sellers' financial or operational condition or Sellers ' business prospects ; I 0 . 12 . Each Se ll e r is , and afte r giving effect t o the initial Advance under thi s Agreement and the application of the proceeds of such initi al Advance each Seller will be, so l vent artd h as sufficient revenues to pay Sellers ' obligations as they come due and adequate capita l with whic h to conduct Seller ' s busines s ; 10 , 13. Seller or its authorized representative properly executed this Agreement in Seller's name and on Selfer's behalf and a ll of Seller's signatures on this Agreement are genuine; I 0. I 4. Seller is solve nt , in good st anding _in the jurisdiction of its organization and a bl e to pay its debts as th ey mature ; I0.15 . Se!Jer has fi led all.applicable tax returns and required repmts and is current on pa yment of all taxes, assessments, fees, deposits and other governmental charges; 10 . 16 . All financial statements and informat i on relating to Seller w hi ch have been furnished b y Seller to Purchaser are true, correct artd complete in all material respects , and there have been no material adverse changes in th e condition (financial or otherw i se) of Se ll er since s ubmi ss ion . l 0 , 17 . Seilers have good and marketable tit l e to the C o l la te r al , free of all Liens except fo r Pennitted Liens , and no financing statement, noti ce of Lien, deed of trust , security agreement, o r any othe r agreement or instrumen t creatihg o r giving notice of auy Lien against a n y of the Collat : ernl ha s been sigued, authorized or delive r ed by Seller, exce pt in Purchaser 's favor o r with respec t to Permitted Liens ; 10 . 18 . Item 22 of the Schedule accurately describes the ownersh i p o f Se ll e r 's capital stock, membership interests or other equity interests .

10 . 19 . Seller is not engaged as one of Selier's principal activities iJ 1 owning, canying or financing the purchase or ownership by others of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Re - serve Systemt Seller owns no real property and leases no real property other than as listed on Item 24 of the Schedule and a list and brief desctiption of all bank accounts maintained by Seller - with any bank o . r financial institution is set forth on Item 25 of the Schedule . 11. Covenants By Seller . 1. Each poo l of Purchased Accotmts are and will r ema in : (a) bona fide, enforceable, existing obligations created by the full and complete rendition of se r v i ces or the unconditional sale and delivery of goods in the ordinary course of Seller's business ; (b) unconditionally owed and will be paid to Purchaser in full without any assertion of a defense, dispute, offset, counterclaim, or right of return or cancellation, other than Accounts owed by an Obligor which become subject to any bru 1 kruptcy or state debtor relief proceeding ; and (c) sales made to an entity that is not Affiliated with Seller o r will at aJI times represent an "arm's length" transaction . 2. Seller shall not create, incur, assume, or pennit to exist any security interest or lien or any fo 1 m of adverse ownership interest or claim upon or with respect to any pool of Purchased Accounts or Co llat e ral in which Purchaser now or hereafter holds an ownership or a security interest . Before sending any Invoice to an Obligor, Seller shall mark same with tJ 1 e fonn of payment instructions required by Purchaser . 1 I . 3 . Seller, within three (3) business days of thefo J lowing , shall provide Purchaser withwritten Notice of (a) any billing dispute including, but not limited to, any chaJ 1 enge by an Obliger as to an Invoice amount, damage to cargo, returns or allowances or claim for loss or (b) actual or imminent bankruptcy, insolvency , or material impairment of the financial condition of any Obligor . 11 . 4 . Seller shall not, without the prior written consent of Purchaser : (a) grant any extension of time for payment of any Account within each pool of Purchased Accounts, (b) compromise or settle any Account within each pool of Purchased Accounts for l ess tban tbe full amount thereof, (c) release i 11 whole or in part any Obligor, or (d) grant any credits, discounts, allowances, deductions, returri authorizations or the like with respect to any Account within each pool of Purchased Accounts . 11 . 5 , Seller shall timely pay all payroll and other taxes (and make all required depositsin a timely manner) ; shal l file all quarterly, annual, and other periodic tax and infonnation reports, and shall provide proof thereof to Purchaser in such fonn as Pw·chaser shall reasonably require . 11 . 6 . Seller sba 11 at any time during the teJm of this Agreement and as may be requested by Purchaser fully c ; omplete and execute such forms autho 1 ized by the Department of Treasury pe 1 mitting Purchaser to, among other things, inspect or receive tax information relating to any tax infonnation pe 1 taining to Seller as may be desired by Purchaser . l l . 7 . Seller shaU maintain insurance at all times on all insurable property owned or leased by Seller in such manner to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in s imil ar geographic areas . A 11 such insurance shall be in such form and written by such insurance companies acceptable to Purchaser . 11 . 8 . Seller shall not sell, transfer or assig 11 more than 10 % of SeUer's assets to any non - affiliate without first receiving Purchaser ' s written consent . )6

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17 11 . 9 . From time to time as requested by Purchaser, Purchaser or its designee shalJ have access , duri n g reasonable bu si ness hours (if prior to an Event of Default and at any time if on or after an Event of Default), to all premises where Collateral i s l ocated for the purposes of in spect in g (and if after the occurrence of an Event of Default , removing) any of the ColJateral, including Seller's computers and books and records , and Seller sha ll pennit Purchaser or its designee to make copies or extracts therefrom . Seller h ere by irrevocably author i zes all of its accountants and third parties to disclose and deliver to Pw - chaser , at Se ll er's expense, all financial information , books and records, work papers , management reports and other information in their possession rel ating to Se ll er . l l , 10. Purchaser shaU at no time be a deemed fidu c i ary of the Seller , although Se ll er may be a fiduciaiy oftbe Purchaser. 12. Collateral Covenan ts . 1. Se ll er will notify Purchaser promptly of and settle all Obligor dispu tes, but, if Pu r chaser so elects, Purchaser will have the rightat all times to settle, compromise, adjust, or litigate all Obligor disputes directly witb the Obl i gor or other complainant upon such terms and co ndi tio 11 s as Purchaser deems advisable without incurring liability to Seller for Purchaser 's performance of s uch acts . AIL of Selle,· ' s book s and records concerning Accounts within each pool of Purchased Accounts and a copy of Seller ' s ge n eraJ l e dger will be maintained at the address of Seller 's chief exec utive office set fort h on Item 21 of the Sched ule . All Accounts within eac h pool of Purchased Accounts included o n any Borrowing Base Certificate will be , except as indicated on such Borrowing Base Ce 1 tificate or su bsequently in writing to Pw·chaser , bona fide and existing obligations of Obligors arising out of the sale of goods and/or the rendering of services by Se ll er i n the ordinary course of Se ll er's business, owned by and owing t o Seller without defense , se toff o r co unterclaim, and will be subject to a pe 1 fected , first - priority security interest in Purchaser's favor and will be free and clear of all othe r Liens . 2. All Co ll ateral w ill at all times be owned by Sellers, and Sellers will defend Seller's title to the Co llateral against the claims of third parties . Sellers will at all times keep accurate and complete records of th e Collateral . 3. Sellers will give Purchas et at least 30 days' prior wrjtten notice of any change in Seller ' s name , state of organization o r o r gan i zatio nal identifica ti on number , any change in the l ocation of Seller's principal place of business or c h ief executive office, any change in the locations of Seller's Inventory o r Equipment and any acqu i sition by Seller of any interest in real property . SeJle 1 · will, at Seller's expense, promptly ex cute and deliver from time t o time at Purchaser 's request and pay th e costs of filing such add it iona l financing statements, or other evidence of Liens as may be necessruy or desirable to perfect or con t in u e perfection of Purchaser ' s security interest in Seller's property or, at Purchaser's r equest, to create and perfect a Lien on newly acquired real property . Seller wi ll use all reasonable efforts to obtain from any landl ord, warehouse m an , processor or other third party operato r of prem i ses o n w hi ch any Collateral jg located an acceptable Lien waiver o r subordination agreement in Pu rchaser ' s favor with respect to such Co llateral . Al I Collatera l i s and will continue to be , except as exp ressly consented to by Purchaser , personal property and will n ot, by reason of attachme nt or connectio n to any realty , ejthe r become or b e deemed to be a fixture o r appurtenance to such r ea l ty and will at all times be readily removable without material damag e to any realty . In the event that any Collateral, including proceeds, i s evidenced by or consis t s of Negotiable Collateral , Seller shafl , promptly upon written request therefor from Pm ' chaser , endorse and ass i gn suc h Negotiable Collateral over to Purchaser and deliver actual physical poss ess ion of the Negotiable Collateral to Purchaser . Seller sha ll at any time and from time to time take such ste ps as Purchaser may reasonably request for Purchaser ( i ) to obtain an acknowledgment, in form and substance reasonably satisfactory t o Purchaser , of any ba il ee having possession of any of the Collateral that such bailee holds such Collateral for Purchaser, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or chattel paper (including electronic chattel paper) in accordance with Article 9 of the UCC, with any agreements establishing control to be in form and substance reasonably satisfactory to Purchaser, and (iii) otherwise to insure the continued perfection and priority of Purchaser's security interest in any of the Collateral and of the preservation of its rights therein. Purchaser may, from time to time at Seller's expense, obtain an appraisal on some or all of the Collateral.

12.4 If any Seller shall at any time acquire a commercial tort claim, Seller shall promptly notify Purchaser in a writing signed by Seller of the details thereof and grant to Purchaser in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Purchaser.

12.5 Purchaser may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of Seller or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Seller is an organization, the type of organization and any organization identification number issued to Seller. Seller agrees to furnish any such information to Purchaser promptly upon request. Any such financing statements, continuation statements or amendments may be filed at any time by Purchaser in any jurisdiction. Seller acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming Seller as the debtor and Purchaser as the secured party without the prior written consent of Purchaser, and Seller agrees that it shall not do so without the prior written consent of Purchaser.

13. **Negative Covenants.**

13.1. **<u>No Merger</u>**. Neither Seller will merge or consolidate with any other Person or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of Seller's assets or any of the Collateral or any interest therein, except that, so long as no Event of Default has occurred and is continuing, Seller may sell Inventory in the ordinary course of Seller's business.

13.2. **<u>No Debt or Liens; Taxes</u>**. Neither Seller will obtain or attempt to obtain from any Person other than Purchaser any loans, advances, or other financial accommodations or indebtedness of any kind, nor will Seller enter into any direct or indirect guaranty of any obligation of another Person, other than (i) Subordinated Debt, and (ii) indebtedness in connection with purchase money security interests constituting Permitted Liens (and capital leases) not to exceed, in aggregated principal amount, the amount set forth on **<u>Item 7 of the Schedule</u>** at any one time outstanding. Seller will not permit any of Seller's assets to be subject to any Lien other than Permitted Liens, except for consensual liens that only first arise after the execution of this Agreement and who execute the form of Intercreditor and Subordination Agreement that are required to be signed by other Permitted Lien holders as of the Closing Date and subject to approval by Purchaser in the Business Judgment of Purchaser. Seller shall pay when due (or before the expiration of any extension period) any tax or other assessment (including all required payments or deposits with respect to withholding taxes), and Seller will, upon request by Purchaser, promptly furnish Purchaser with proof reasonably satisfactory to Purchaser that Seller has made such payments and deposits.

13.3. **<u>No ERISA Liabilities</u>**. Neither Seller will make timely payments of all contributions required to meet the minimum funding standards for Seller's employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (as amended, "<u>ERISA</u>") and will promptly report to Purchaser the occurrence of any reportable event (as defined in ERISA) and any giving or receipt by Seller of any governmental notice (other than routine requests for information) in respect of any such plan.

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19 4. Transactions with Affiliates . Neither Seller will engage in any transaction with any of Seller's officers, directors, employees, owners or other Affiliates, except for an "arms - length" transaction on terms no less favorable to Seller than would be granted to Seller in a transaction with a Person who is not an Affiliate, which transaction shall be approved by Seller's disinterested directors and shall be disclosed in a timely manner to Purchaser prior to the consummation of the transaction . 5. Loans/Investments . Neither Seller will make any loans or advances to or extend any credit to any Person except (i) the extension of trade credit in the ordinary course of business ; and (ii) advances to employees not to exceed an aggregate outstanding amount of $ 10 , 000 at any one time outstanding for all e mployees . Seller shall not purchase, acquire or oth_erwise invest in any Person except : (A) existing investments in Seller's subsidiaries described on Item 17 of the Schedule ; (B) direct obligations of the United States of America maturing within one year from the acquisition thereof ; (C) certificates of deposit issued by, or investment accounts in , banks or financial institutions having a net worth of not less than $ 50 , 000 , 000 ; and (D) commercia l paper rated A - 1 by Standard & Poor's Ratings Group or P - 1 by Moody ' s Investors Service, Inc . Notwithstanding anything to the contrary contained in this Agreement , Seller shall not be prohibited from acquiring and estabhshing operating subsidiaries each of which, immediately after suc h acquisition or establishment, shall immediately execute the form of guaranty agreemen t executed by any other guarantor s in connection with this Agreement . 6. Amendments of Documents . Neither Seller shall amend or modify any note, instrument or agreement in connection with any Subordinated Debt without the prior written consent of Purchaser . 7. Use of Proceeds . Neither Seller shall use the Advances to finance any litigation or actions against or adverse to Purchaser or for any purpose other than general working capital purposes . 14. Reporting and Information. 1. Financial Statements . Seller will submit to Purchaser as soon as available, and in any case not later than 30 days after the end of each month , a balance sheet, a detailed statement of profit and loss and a statement of cash flows, in each case prepared in accordance with GAAP and certified by Se 11 er's chief financial or accounti . qg officer as presenting fairly , 1 n accordance with GAAP, Seller's financial condition as of the last day of such month and SelJer ' s results of operations for such month and for the portion of Seller's fiscal year ending with such montl 1 . Seller will also submit to Purcha ser annual financial s tatements within 90 days after the end of each fiscal year, including a balance sheet, the related statement of profit ancl loss and stock . holders' equity and a s tatement of cash flows, i 11 each case prepared in accordance with the requirements set forth on Item 28 of the ScheduJe . Together with each quarterly aod annual financial statement, Seller will deliver to Pw·chaser the c rtification of Seller's chief financial o r accounting officer substantially in th , e form of Exhibit B attached hereto to the effect that Seller is in comp I iance with the terms and conditions of thjs Agreement, and setting forth in detaiI the calculation of all financial covenants, or, if Seller is not in compliance, describing the nature of any noncompliance and the steps Seller is taking or proposes to take to remedy the same . Notwithstandinganything to the contrary , no later than 90 days aft . et the end of each quarter, Sellers s hall cause to be delivered all quarterly audited financial s tatement reporting . 2. Collateral Reports . Concurrent with the exec ution of this Agreement by Seller and concurrent with each request for an Advance pursuant to Section 3 , but no less frequently than as required by Item 28 o,f the Schedule , Sellers shall deliver to Purchaser a fully completed Schedule of Accounts Ce 1 tificate certified by the Chief Executive Officer or Chief Financial Officer of Se 11 er as being true and correct . Concurrent with the delivery of each suc h Schedule of Accounts, Seller shall provide a written report to Purchaser of all materially significant returns, disputes, and claims, together with sales and other reports relating to each pool of Purchased Accounts as required by Purchaser . Sellers shall deliver to

20 Purchaser within ten (10) days after the end of each month a report, reflecting the status as of the end of each month and certified by the Chief Executive Officer or Chief Financial Officer of Seller as being true and correct, containing (i) a current detailed aging, by total and by Obligor , of Seller's Accounts, (ii) a current detailed aging, by total and by vendor, of Seller ' s Accounts payable all of which shall be set forth in a form an . d shall contain such information as is acceptable to Purchaser , 14 . 3 . Other Information . Seller will notify Purchaser as promptly as possible of any Default, any receipt by Sellers of notice from any governmental authority that Seller has or may have violated any law, rule or regulation applicable to Seller or the terms or conditions of any permit or license Sellers holds or is required to hold in com 1 ection with the conduct of Seller's business, any amendment to Se ll er ' s constituent documents and any change in Seller's management or ownership, and tbe commencement of any material litigation , claim or action against Seller . LS. Inspection Rights; Expenses; Etc. 1. Inspection . Purchaser may examine and make copies of Seller's records, the Collateral and all other assets of Seller or any portion thereof , wherever located, and may enter upon Seller ' s premises for s uch purposes , without notice, during business hours . Seller will assist Purchaser in whatev<u way necessary to make each such examination, including access to all computers and provide access to all electronically stored information . Purchaser may discuss Seller's financial condition with Seller's independent accountants without liability to Purchaser or such accountants, provided that Purchaser shall use commercially reasonable effo 1 ts to ensw - e that such independent accountan ts have a c o ntr actual obligation to keep confidential Seller's fmancial information . 2. Performance by Purchaser . Purchaser may , from time to time at Purchaser's option, perform any agreement of Seller's hereunder which such Seller fails to perfonn and take any othe 1 · action which Pw·chaser deems necessa 1 y for the maintenance or preservation of any of the Collateral or Purchaser's interest therein, and Seller agrees to reimburse Purchaser promptly on demand for all of Purchaser ' s expenses in connection with the foregoing (including, without being limited to, reasonable fees and expenses of legal counsel), together with interest thereon at the default rate of interest provided for herein from the date any such expense i s incurred until reimbursed by Seller . 3. Field Examinations ; Inspections . Purchaser shall have the right without hi - ndrance or delay to conduct field examinations to inspect the CollateraJ, Seller's books and records and all other aspects of Seller's business, including access to all computers and make av&ilable access to all electronically stored infonnation . Seller agrees to pay for such examinations as more fuJly described on Item 29 of tho Schedule . Purchaser shall have full access to all records available to Seller from any credit reporting service, bureau or similar service and shall have the right to examqie and make copies of any such : records . Purchaser may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof ill providing access to Purchaser as provided h ere i n . 16. Authorization to Purchaser. Sellers authorize Purchaser and irrevocably grants power of attorney to appoint Pw - cbaser to exercise any of the following powers , at any time, until all of the Obligations have been paid in full and a Complete Termination ha !'! been performed: 1. At All Times To : (a) Receive , take, endorse, assign, deliver , accept and deposit, in the hame of Purchaser or Seller, any and all proceeds of any Collateral securing the Obligations or the proceed s thereof ; (b) Take or b r in g , in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization of each Purchased Account within eachpool of Purchased Accounts ; (c) File any claim under any bond or under any trust fund ; (d) Pay any sums "Pw·chaser , in its sole and exclusive discretion, deems necessary to protect its interests under this

Agreement, including the discharge of any lien or encumbrance which may be senior to Purchaser 's ownership rights or security interest in any assets of Seller, which sums shall thereafter be included as Obligations hereunder; (e) File in the name of Seller or Purchaser , or both, mechanics lien or related notices, or claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty; (f) Unless otherwise precluded by federal law in respect to a federal agency account debtor: (i) Notify any Obligor obligated on an Account, that, *inter alia*, the Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to the Purchaser lockbox; (ii) Notify any Obligor obligated on an Account, that, *inter alia*, payment thereof is to be made directly and solely to the Purchaser lockbox; (iii) Communicate directly with Seller's Obligors to verify the amount and validity of any Account created by Seller; (iv) Accept, endorse and deposit in Seller's name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment that come into Purchaser's possession and to deposit or otherwise collect the same; any checks tendered by an Obligor or Obligor "in full payment" of its obligation to Seller and Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise; (v) File, amend and correct any addresses with the proper federal, state and local transportation authorities and (vi) Affix an electronic version of the signature of Seller to any notification of assignment or other communication sent by Purchaser to an Obligor, the Internal Revenue Service or other governmental or regulatory agency; (vii) to send verifications of accounts to Obligors; and (g) to authorize the filing of any financing statements, affidavits and notices with regard to any and all Lien rights.

16.2. **Financing Statements**: File any initial financing statements and amendments thereto that: (a) Indicate the Collateral as "all assets" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or as being of an equal or lesser scope or with greater detail; (b) Contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller; (c) Contain a notification that Seller has granted a negative pledge to the Purchaser , and that any subsequent lien may be tortuously interfering with Purchaser's rights; (d) Advise third parties that any notification of Seller's Obligors will interfere with Purchaser's collection rights and (e) File any Correction Statement under Section 9-518 of the Uniform Commercial Code that Purchaser reasonably deems necessary to preserve its rights hereunder.

17. **Default**.

17.1. **Events of Default.** The following will constitute an Event of Default hereunder: (a) Seller's failure to pay any one or more Obligations or perform any provision hereof or of any other agreement now or hereafter entered into with Purchaser; or any covenant, warranty or representation contained herein proves to be false in any way, howsoever minor; (b) any Obligor becomes insolvent or unable to pay its debts as they mature, or admits in writing that it is insolvent or unable to pay its debts, makes an assignment for the benefit of creditors, makes a conveyance fraudulent as to creditors under any state or federal law, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended, is filed by or against any Obligor; (c) termination, unenforceability or withdrawal of any guaranty or validity guaranty for the Obligations, or failure of any Obligor to perform any of its obligations under such a guaranty or validity guaranty or assertion by any Obligor that it has no liability or obligation under such a guaranty or validity guaranty, or intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever; (d) Seller permits or grants a Lien (except Permitted Liens) on any of the Collateral, (e) Purchaser or any Obligor is directed by another Purchaser, merchant cash advance company, ACH Purchaser or the like to remit Advance(s) or Reserve(s) amounts due to Sellers; (f) suspension of the operation of any Seller's

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present business; (g) entry of any judgment against any Obligor or creation, assertion, or filing of any judgment or tax Lien against the property of any Obligor, in each case which remains undischarged for 10 days after such entry or filing; (h) withdrawal of any partner of any Obligor which is a partnership, or dissolution, merger, or consolidation of any Obligor which is a corporation, partnership or limited liability company; (i) transfer of a substantial part (determined by market value) of the property of any Obligor; (j) the sale, transfer or exchange of any equity of Nova without first obtaining Purchaser's written consent (k) appointment of a receiver for the Collateral or for any other property in which any Seller has an interest; (l seizure of any Collateral by any Person other than Purchaser; (m) any person identified on **Item 22 of the Schedule** shall for any reason cease to hold the office of Seller set forth opposite such person's name on **Item 22 of the Schedule** (or any such person shall cease to perform the duties generally associated with such office) and a replacement reasonably satisfactory to Purchaser shall not be appointed within 60 days; (n) the occurrence of any act, omission, event or circumstance which has or could reasonably be expected to have a materially adverse effect on Sellers or any other Obligor; (o) payment by Seller on any Subordinated Debt in violation of the applicable subordination agreement; (p) the Pension Benefit Guaranty Corporation or the Department of Labor commences proceedings under ERISA to terminate any of Seller's employee pension benefit plans; and (q) Purchaser, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations or any other required performance under this Agreement. Notwithstanding anything to the contrary above, before an Event of Default may be declared as to subsections (a), (b), (c), Purchaser shall provide Sellers with not less than six business days within which to cure the failure of which shall automatically and without notice authorize Purchaser to declare an Event of Default or otherwise enforce its rights under this provision. No notice to cure shall be required as to any Event of Default that occurs within 45 days of any previous Event of Default.

17.2. **Effect of Default**.

17.2.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may, without formally terminating this Agreement: (i) deem all Obligations immediately due and payable without notice and all fees shall accrue and be payable at the Default Fees rate, (ii) perform Accounts collection services which services may include, but are not limited to, (1) communicating with Account Debtors, (2) reviewing public records and credit reports, and (3) the bringing (in Purchaser's or Seller's name at Seller's sole expense), actions deemed appropriate by Purchaser to effect collection of each pool of Purchased Accounts ("**Collection Services**"). At all times hereunder, Seller shall be deemed to have authorized Purchaser to perform Collection Services; (iii) to change the address for delivery of mail to Seller and to receive and open mail addressed to Seller and to the extent mail appears to be unrelated to Purchaser's interests, make such mail available to Seller for pick-up or otherwise transfer such mail to Seller which duty to transfer such mail shall commence thirty (30) days after Purchaser first receives physical possession of Seller's mail, and to receive, open, and dispose of all mail addressed to Seller; (iv) Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any Obligor or other obligor (including filing of any public record releasing any lien granted to Seller by such Obligor), without affecting any of the Obligations or Purchaser 's rights under this Agreement; (v) Initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller; (vi) Notify any Obligor obligated on an Account, that, *inter alia*, the Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser; (vii) Without expense to Purchaser, Purchaser may use any of Seller's personnel and equipment, including computer equipment, programs, printed output and computer media, supplies and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate and (viii) In the event Purchaser deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of an Event of Default, Seller waives any requirement that Purchaser post or otherwise obtain or procure any bond. Alternatively, in the event Purchaser, in its sole and exclusive discretion, desires to procure and post a bond, Purchaser may procure and file with the court a bond in an

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a . mount up to and not greater than $ 10 , 000 . 00 notwithstanding any common or statutory law requirement to the contrary . Upon Purchaser 's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law . 2. Sellers hereby grants to Purchaser a license or other right to u se , without charge, Seller's labels, patents, copyrights, rights of use of any name, trade secrets,trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, solely in completing production of, adve 11 ising for sa l e and selling any Co 11 ateral and Seller's rights under all licenses, and all franchise agreements shall inure to Purchaser's benefit . 3. Purchaser ' s rights and remedies under this Agreement shall be cumu l ative . Purchaser shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by l aw , or in equity . No exercise by Purchaser of one right or remedy shall be deeornd an election, and no wa i ver by Purchaser of any default on Seller's part shall be deemed a continuing waiver . No delay by P ur chase r shall constitute a waiver, election or acquiescence by it . 18. Termination; Effective Date. 1. Term . Thie ; Agreement will be effective on the Agreement Date and shall continue for the Te 1 m . This Agreement shall be automatically extended for successive Terms from the later of the Agreement Date o r the date of anyexecuted modification w 1 less Se! ler shall provide at least thirty (30) days but not more than sixty (60) days prior written notice to Purchaser of its intention to terminate . Upon receipt of such notice, this Agreement wi l l terminate on the last date of the current Term or, if prior to that date, on the specified ''Early Teimination Date . " Purchaser may tem 1 inate this Agreement at any time by giving Seller thirty ( 3 0 ) days priot written notice of tennination, or at any time without notice upon the occurrence of any Event of Default following any cure period that is applicable pursuant to Section 17 . 1 . 18. , 2 . No Lien Termination wjthout Release . 1 n recognition of the Purchaser 's right to have a Complete Termination, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations of any financing statement or satisfactions of any of Purchaser 's ownership rights or Security Interest i . p the Collateral unless and until Complete Termination has occurred . Seller understands that this provisiop constitutes a waiver of its rights under † 9 - 513 of the Uniform Commercial Code . 18 . 3 . Notwithstanding t erm i natio n , all the terms, conditions, and provisions hereof (including Pw - chaser 's ownership interest in any pool of Pw - chased Accounts and Purchaser 's security interest in the Collateral but excluding a,ny obligations of Purchast?r hereunder) will co n ti nu e . to be fully operative until all monetary and non - monetary Obligations have been fully disposed of, concluded, paid, indefeasibly satisfied, and liquidated . 19. Account Stated . Purchaser intends to provide Seller with informatiou on the Purchased Accow 1 ts which may include a monthly reconciliation of the accow 1 t purchase relationship relating to billing, collection, and account maintenance such as aging, posting, error resolution and mailing of statements or equivalent internet access to such info 1 mation . All of the foregoing shall be in a format and in such detail as Pm - chaser, in its sole discretion, deems appropriate . Purchaser ' s books and recoTds or electronic data shall be admissible in evidence without objection as prima facie evidence of the status of each pool of Purchased Accounts, non - Purchased Accow 1 ts and Reserve Account between Purchaser and Seller . Each statement, report, or accoW 1 ting rendered or issued by Purchaser to Seller or maintained by Pmchaser through internet access shall be deemed conclusively accurate and binding on Seller unless within : fifteen (l 5 ) days after the date of issuan . ce or posting of such infonnation Seller notifies Purchaser to the contrary by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report, or accounting is inaccurate, as well as what Seller believes to be correct amount(s) therefore. Seller's failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller's failure to do so shall nonetheless bind Seller to whatever Purchaser 's records would have reported.

20. **Indemnification**. Seller agrees to indemnify Purchaser against and save Purchaser harmless from any and all manner of suits, claims, liabilities, demands and expenses, whether directly or indirectly, resulting from or arising out of this Agreement including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Seller to perform or observe its duties under this Agreement. In no event will Purchaser be liable to Seller for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this Agreement, the transactions or relationships contemplated hereby or Purchaser 's performance or failure to perform hereunder, even if Purchaser has been advised of the possibility of such damages.

21. **Avoidance Claims**. Seller shall indemnify Purchaser from any loss arising out of the assertion of any claim that any payment received by Purchaser is avoidable under any provision of the United States Bankruptcy Code or any other debtor relief statute ("Avoidance Claim") and shall pay to Purchaser on demand the amount thereof. Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim. This provision shall survive termination of this Agreement and Seller's failure to pay within thirty (30) days of demand shall enable Purchaser to treat any rights under this Agreement that may have been previously terminated or released reinstated until such time as the amount owing by Seller to Purchaser as a result of any loss sustained by Purchaser in connection with any such Avoidance Claim is paid in full.

22. **Exposed Payments.** Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain to be held in a non-segregated non-interest-bearing account) the amount of all Exposed Payments (the "Preference Reserve"). Purchaser may charge the Preference Reserve with the amount of each Exposed Payment that Purchaser pays to the bankruptcy estate or designated Trustee of the Obligor that made the Exposed Payment, on account of a claim asserted under the Bankruptcy Code. Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Obligor or otherwise.

23. **Successor Entity.** In the event Seller's principal(s), officer(s) or director(s), during the Term of this Agreement or while Seller remains liable to Purchaser for any Obligations under this Agreement, directly or in conjunction with any other person, causes to be formed a new entity or otherwise become associated with any newly formed or existing entity, whether corporate, partnership, limited liability Purchaser or otherwise, that directly or indirectly has any relationship whatsoever to Seller or Seller's business or any of Seller's assets, including without limitation any of its accounts receivable or the Collateral, or is an Affiliate of Seller, then such entity shall be deemed to have expressly assumed the Obligations Seller owes Purchaser under this Agreement unless Purchaser is first notified of such association and expressly consents, in writing, to a waiver of Purchaser 's rights under this section. With respect to each such entity, Purchaser shall be deemed to have been granted an irrevocable power of attorney with authority to file, naming such newly formed or existing entity, a new UCC-1 financing statement naming such entity as Debtor, and to have it filed with any and all appropriate secretaries of state or other UCC filing offices. Purchaser shall be held harmless by Seller and its principals, officers or directors and be relieved of any liability as a result of Purchaser 's filing of any such financing statement or the resulting perfection of its ownership or security interests in such entity's assets. In addition, Purchaser shall have the right to notify such entity's Obligors of Purchaser 's rights, including without limitation, Purchaser 's

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right to collect all Accounts, and to notify any creditor of such entity that the Purchaser has rights in such entity's assets.

24. **Attorneys' Fees; Expenses**. Seller agrees to reimburse Purchaser , on demand, for the actual amount of all costs and expenses, including reasonable attorneys' fees, which Purchaser may incur in (a) in connection with underwriting and performing due diligence with respect to the transactions contemplated hereby and the preparation, reproduction, execution, delivery, administration and enforcement Agreement and any documents prepared in connection herewith, (b) protecting, preserving or enforcing any lien, Security Interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims; (c) in defense of Purchaser's ownership rights in each pool of Purchased Accounts or its interest in the Collateral including its priority; or (d) in connection with any federal or state insolvency proceeding commenced by or against Seller, or any subpoena or other legal process in any way relating to Seller, including those arising out of the automatic stay, seeking dismissal or conversion of the bankruptcy proceeding or opposing confirmation of Seller's plan thereunder. This provision shall survive termination of this Agreement. Notwithstanding the existence of any law, statute, rule or otherwise, in any jurisdiction which may provide Seller with a right to attorney's fees or costs, Seller hereby waives any and all rights to seek such attorney's fees or costs and Seller agrees that Purchaser exclusively shall be entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

25. **Entire Agreement**. The parties acknowledge that there are no contemporaneous oral agreements that induced the execution of his Agreement, and no form of action may be maintained against Purchaser in connection with any unwritten agreement. Sellers acknowledge that no promise of any kind has been made by Purchaser or any third party on behalf of Purchaser to induce Seller to execute this Agreement except to the extent expressly contained herein and that this Agreement, and any other agreement executed in connection herewith, is the product of joint negotiations such that no portion of this Agreement shall be construed against or in favor of either party No course of dealing, course of performance or trade usage, and no parole evidence of any nature, may be used to supplement, alter or modify any terms of this Agreement. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and such other agreement, the provisions of this Agreement shall control. This Agreement embodies the entire agreement and understanding between the Sellers and Purchaser and supersede all prior agreements and understandings relating to the subject matter hereof.

26. **Amendment and Waiver**. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser 's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

27. **Severability**. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remaining provisions contained herein shall not in any way be affected or impaired thereby.

28. **Time of Essence**. Time is of the essence of this Agreement.

29. **Choice of Law**. In respect to all fees and charges under this Agreement and all issues of ownership of each Purchased Account within each pool of Purchased Accounts and any section of this Agreement

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26 where Texas law is specifically referenced, this Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal substantive laws of the State of Texas without application of any choice of law doctrine . As to all other issues arising under or related to tbis Agreement, they shall be governed by, construed under , and enforced in accordance with the internal substantive laws of the State of Florida . 30. Venue ; Jurisdiction . Any suit, action or proceeding arising hereunder , or the interpretation, perfonnance , or breach hereof, shall, if Pw·chaser so elects, be instituted in any cot 11 t sitting in Broward or Palm Beach County, Florida exclusively (the "Acceptable Forum") . Seller agrees that the Acceptable Forum is convenient to it and submits to the jurisdiction of the Acceptable Forwns and waives any and all objections to jurisdiction or venue . Shottld such proceeding be initiated in any other forum by Seller, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum . Seller agrees that Purchaser may effect service of process upon Seller by regular mail at the address set forth herein or at such other address as may be reflected in the records of Purchaser , or by service upon Seller's agent for the service of process . Nothing in this Agreement shall be deemed or operate to affect the right of the Purchaser to serve legal process in any other manner permitted by law or to preclude the enforcement by Purchaser of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction . Sellers waives personal service of aoy and all process ltpon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Seller at Seller's address for notices pw - sua . nt to this Agreement, and service so made shall be deemed to be completed five (5) days after the same s hall have been so deposited in the United States mails . Nothing herein shall limit the right of Purchaser to bring proceedings against less than all Sellers in the courts of any other jurisdiction and in the event, it were to do so, Purchaser shall not be deemed to have waived or be estopped from exercising all of its rights to require venue in connection with the enforcement or defense of its rights involving any other Seller or Obliger . 31. Account Purchase Transaction . Seller confirms and acknowledges that it does business as a commercial enterprise and that this Agreement is intended to be an ''account purchase transaction ," as defined by Texas Finance Code † 306 . 001 (]) ; accordingly, pursuant to that Texas Finance Code 306 . 103 the Sellers agree that this provision coi : ich . isively establishes that no amount charged under this Agreement shall constitute interest . Selle - rs confinn and acknowledge that this Agreement is intended to serve as a true sale of each pool of Purchased Accmmts agreement as is expressly pennitted by Tex . Bus . & Com . Code Ann . † 9 . 109 (e) . The parties' characterization of this transaction as a true sale of each pool of Purchased Accounts shall be conclusive that the transaction is a sale and is not a secured transaction . and that title , legal and equitab le , has passed to Purchaser regardless of the fact that Purchaser has recourse against Sellers or any other term of the pruties' agreement . Nothing contained herein is intended to adversely affect any limitations applicable to a party's right to receive payments made by any federal governmental account debtor . 32. Jury Trial Waiver . THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE . TH PARTIES FURTHER WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED . 33. Assignment . Purchaser m ay , without notice , assign its rights and delegate its duties hereunder . Upon such assignment or delegation, Seller shall be deemed to have attorned to such assignee and shall

11 owe the same duties and obligations to such assignee and shall accept perfonnance hetetmder by such assignee as if such assignee were Purchaser . 34. Counterparts . This Agreement may be signed irt any number of counterparts , each of which shall be an original, with th . e s ame effect as if all signatures were upon the same in strument . Delivery - 0 f an executed counterprut of thi s Agreement by facsimile or electronic mail shall be effective as delivery of a manually exec ut ed counterpart of this Agreement, and any party delivering such an exec u ted counterpart shall thereafter also promptly deliver a manually executed counte rpart , provided that the failur e t o deliver s ucb manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement . To the fullest extent permitted by Chosen Law, Sellers waive notice of Purchaser's accepta n ce of this Agreement 35. Notice . All notices required to be given to any party other than Purchaser sha ll be deemed given upon the first to occur of (a) deposit thereof in a receptacle under the control of the U . S . Postal Service , (b) transmittal by electronic means to a receiver under the contro l of such party, or (c) actual receipt by such paity or its employee o r agent, provided that in the case of notices to Purchaser , Purc_has r will be charged with knowledge of the contents thereof only when such notice is actual l y received by responsible 0 ffice 1 · of Purchaser . For tbe purposes hereo notices her e under shall be sent to th e fo ll owing addres ses, or to such other addresses as each such party may in writing hereafter indicate . SELLER: Cardiff Lexington Corporation Address: 3200 Bel Air Drive Las Vegas, NV 89109 Officer: Alex Cunningham Phone : 844 - 628 - 2100 Email: alex@cardifflexington.com Address: 1903 S 25th Street, Suite 10 3, Fort Pierce , FL 34947 Officer: Alex Cunningham Phone: 844 - 628 - 2100 Emai l : alex@cardifflexington.com Officer: J ohn Ferguson SELLER: Nova Ortho and Spi n e, PL LC Phone: 416 - 409 - 0426 PURCHASER: DML HC Series , LLC Series 308 Adqress: 57 I 8 Westheimer Road , Suite 1000 , Houston TX, 77057 with a copy to : 1155 North Service Road West, Oak - ville , ON , Canada, L6L 3E3 E:mail: jo b nf@dmlcapitalgroup.com - and - Tts Counse l : Ullman & U llman , P . A . Address: 2500 North Military Trai l , Suite I 00 Boca Raton , Florida 33431 Emai l : j ared.uHman@uuJaw.net m ichael. ullman@uulaw.net

36. **Miscellaneous.**

36.1. Sellers shall cause each instrument or document which now or hereafter evidence all or any portion of the Subordinated Debt to be conspicuously marked with a legend as provided in the subordination agreement related thereto. Sellers shall and shall cause each Subsidiary to permit Purchaser at any reasonable time, and from time to time, to examine and make copies and abstracts from Seller's and each Subsidiary's books, records, instruments and documents evidencing or pertaining to the Subordinated Debt. Seller shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any payment or prepayment of principal, premium, if any, or interest on, any Subordinated Debt to the extent prohibited by any subordination agreement applicable to such Subordinated Debt. Seller will not change or amend the terms of any Subordinated Debt or any of the documents related thereto without the written consent of Purchaser. Sellers will not, and will not permit any Subsidiary to incur, create, assume or in any manner become or be liable in respect of any indebtedness (including obligations for the payment of rentals); and Seller will not permit a Subsidiary to, guarantee or otherwise in any way become or be responsible for obligations of any other Person, except that the foregoing restrictions shall not apply to (i) the Obligations to Purchaser ; (ii) indebtedness (including Subordinated Debt) which is subordinated to the Obligations owing under this Agreement by terms reasonably satisfactory to Purchaser , in its sole discretion; (iii) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor, (iv) vehicle leases in the ordinary course of business and (v) any other indebtedness to which Purchaser has expressly consented in writing.

36.2. **Obligations Absolute; Independent Covenant**. Each Seller agrees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Purchaser with respect thereto, unless such payment is then prohibited by Applicable Chosen Law (provided such Obligation shall not be extinguished by any such prohibition.) All Obligations shall be conclusively presumed to have been created in reliance hereon. The Obligations and other liabilities under this Agreement shall be absolute, unconditional and conclusively presumed to be independent covenants and non-dischargeable or unenforceable irrespective of: (a) any lack of validity or enforceability this Agreement or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Seller or otherwise; (c) any taking, exchange, release of or non-perfection in any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Seller; or (e) any other circumstance which may otherwise constitute a defense available to, or a discharge of, any Seller. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy, or reorganization of any Seller or otherwise, all as though such payment had not been made.

36.3. **Waiver of Suretyship Defenses**. Each Seller agrees that the joint and several liability of Sellers provided for in this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which one or more other Sellers may hereafter agree (other than an agreement signed by Purchaser specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Purchaser with respect to any of the Obligations, nor by any other agreements or arrangements whatever with one or more other Sellers or with any other Person, each Seller hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Seller is direct and unconditional as to all of the Obligations and may be enforced without requiring Purchaser first to resort to

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any other right, remedy or security. Each Seller hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein) with respect to any of the Obligations, this Agreement and any requirement that Purchaser protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Seller or any other Person or any Collateral, including any rights any Seller may otherwise have under Chosen Law.

36.4. **Contribution and Indemnification among Sellers.** Each Seller is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Seller shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Advances made to another Seller hereunder or other Obligations incurred directly and primarily by any other Seller (an "Accommodation Payment"), then, to the extent that such Seller has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Seller making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by the other Seller in an amount, for such other Sellers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Seller's "Allocable Amount" (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Sellers. As of any date of determination, the "Allocable Amount" of each Seller shall be equal to the greater of (a) the amount of such repaid Obligations actually received by such Seller (whether through an inter-company loan or otherwise), and (b) maximum amount of liability for Accommodation Payments which could be asserted against such Seller hereunder without (i) rendering such Seller "insolvent" within the meaning of Title 11 of the United States Code (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Seller with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Seller unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Obligations.

36.5. **Economic Unit/Advance Program**: Sellers represent and acknowledge that each Seller has the type of interrelationship with the other such that they act as one economic unit for the purpose of cash and working capital management notwithstanding that, among other things, each is an independently formed Registered Organization (as defined by the Uniform Commercial Code). Sellers have each advised Purchaser that each will directly benefit for legitimate, good faith operating reasons if Purchaser were to consent to cause all Advances that may become available under this Agreement to be deposited directly into an account whether it is in the name of or controlled by either Seller ("Advances Program"). Seller acknowledge that Purchaser has requested that the persons executing this Agreement each, in their individual as well as their representative capacities as authorized officers of Cardiff and Nova, provide the covenants, representations and warranties contained in this Agreement as a condition to Purchaser's willingness to accommodate the requested Advances Program. Accordingly, each of the undersigned officers of Cardiff and Nova hereby covenant, represent, warrant, declare, certify and verify the following as true and correct effective immediately and shall remain true and correct throughout the term of the Agreement:

36.5.1. Each Seller does currently and shall at all times maintain routine and regular business practices and corporate formalities that may be required by law and observe all independent duties that may be imposed on each by law notwithstanding that each Seller elects to have all Advances issued by Purchaser paid to a bank account maintained in the name of Cardiff.

36.5.2. Each Seller in requesting the implementation of this Advances Program has done so in good faith and without any ulterior, improper or illegal motive or purpose such as, for example, with any

29

intent to hinder, alter, delay, impair or otherwise adversely affect the ability of their creditors to receive payment or to seek to cause a transfer of its assets without reasonably equivalent value.

36.5.3. Notwithstanding the implementation of this Advances Program, neither Cardiff nor Nova operates as an alter-ego of the other or has taken any action that may cause a finding that one is a mere alter-ego of the other.

36.5.4. Cardiff and Nova acknowledge that in the event Purchaser, within Purchaser's sole and exclusive discretion, may at any time deem the Advances Program unacceptable, upon ten (10) days advance written notice Purchaser may terminate the implementation of said Advances Program without the consent or approval of either Cardiff or Nova.

IN WITNESS WHEREOF, Sellers and Purchaser have executed this Agreement as of the day and year first above written.

Seller:

Cardiff Lexington Corporation

By: ____________________

Name: Alex Cunningham

Title: President, as authorized by the Board of Directors

STATE OF ____________ }

}

COUNTY OF ___________

I, the undersigned Notary Public, do hereby certify that the foregoing instrument was acknowledged before me this________day of__________and the document was executed by the above named____________of his/her own free will.

Witness my hand and seal this___day of________,2023.

____

NOTARY PUBLIC

State of Kentucky

My Commission expires:

30

Seller:

Nova Ortho and Spine, PLLC

By: ____________________

Name: Alex Cunningham
Title: CEO, As an authorized representative of Seller

STATE OF Kentucky }

COUNTY OF Fayette }

I, the undersigned Notary Public, do hereby certify that the foregoing instrument was acknowledged before me this 2ND day of October 2023 and the document was executed by the above named Alex Cunningham of his/her own free will.

Witness my hand and seal this 2ND day of October, 2023.

____
NOTARY PUBLIC
State of Kentucky
My Commission expires: 5/25/2027

CAROLYN S. RANDALL
Notary Public
Commonwealth of Kentucky
Commission Number KYNP69784
My Commission Expires May 25, 2027

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Purchaser: DML HC Series, LLC Series 308 By: Name: John Ferguson Title: Managing Member 32 STATE OF - ---- - } COUNTY OF - - -- - I , the undersigned Notary Public, do hereby certify that theforegoing insbument wasacknowledged before me th.is day of and the document was executed by the above named - ---- - of his/her own free will. Witness my hand and seal tbis day of .2023. } NOTARY PUBUC State of My Commission expi r es

SCHEDULE TO REVOLVING PURCHASE AND SECURITY AGREEMENT This Schedule is a part of the foregoing Revolving Purchase and Security Agreement dated as of September 29 , 2023 , between Cardiff Lexington Corporation, a Nevada Corporation and Nova Ortho and Spine, PLLC, a Florida Professional Limited Liability Company and Wholly Owned Subsidiary (collectively refe 1 Ted to as "Sellers"), and Dl \ 1 L HC Series, LLC Series 308 a Texas Series Limited Liability Company (' ' Purchaser ' ') . 1. Maximum Advance Amount - Four MiJlion Five Hlltldred Thousand Dollars ($4,500,000}. 2. Advance Rate - up to seventy (70%) of the Face Amount of each pool of Purchased Account(s). 3. Servicing Fee Percentage - One and one - half (1.5%) percent per ann u m . 4. Discount Fee Percentage - Two and one - quarter (2.25%) percent. 5. Provider(s) Affiliate(s): Cardiff: • Platinum Tax Defenders • Edge View Properties Inc. 33 None. 6. Repurchase Period - six (6) months after the Purchase Date of each l)OOI of Purnhased Accmmts. 7. Permitted Liens - All secured parties who have filed UCC financing statements and have executed tbe lntercreditor and Subordination Agreement except for the Small Business Administration who has not been required by Pmchaser to execute such agreement . 8. Subordinate Lien Fee - Five percent (5%) of the Maximum Advance Amount. 9. Misdirected Payment Fee - a. Fifteen ( 15% ) percent of the amount of any payment (but in no event less than $ 1 , 000 ) on account of any Account within a pool of Accounts which has been received by any Seller or any Obligor and not paid by Seller to Pm c ha ser , the Lockbox Account, as the case may be , on the next Business Day foJlowing the date of receipt by Seller or the date of Seller's knowledge ofreceipt by such third party ; or b. Thirty ( 30% ) percent of the amount of any such payment which has been received by Seller or any Obligor as a result of any action taken by Seller to cause such payment to be made to Seller or any Obligor ; 10. Monitoring Fee - Five hundred dollars ( $ 500 . 00 ) per month , and, upon an Event of D efault , even if cw - ed, shall increase to the amount of Five thousand dollars ( $ 5 , 000 . 00 ) per month .

11. Persons Authorized to Request Advances Name: Alex Cunning ham Title : CEO 12. Collection Days: 2 Business Days 13. Conditions To Initial Advance Hems li sted be l ow are required to be delivered, in fortn and substance reasonably satisfactory to Purchaser in Purchasers Business Judgment , as a condition to Purchaser ' s obligation to fund the initial Advance or exte nd the first financial accommodation to Seller under t hi s Agreement . 1. Certified copy of articles/certificates of organi.z.ation 2. Operating Agreements and By - Laws 3. Secretary's certificate as to constituent documents, operating agreements , aut h orizing action (e . g . , corporate resolutions) and incumbency of officers/status and specimen sig natur es of authorized s ign ers 4. Good Standing Certificates (states of organization and all othe r states io which Seller is qualified to do business) 5. Lien search r esu lt s 6. Lockbox, blocked acco un t or agency account agreement(s) - Excused as a co ndi tion to limited advance and to be completed promptly after closing. 7. Schedu l es of Accounts and other support ing documentation , in each case as of a date acceptable to Purchaser 8. Financing stateme n ts 9. Officer's cert ifi cate as to representations, wa rrant ies, and n o defaults 10. Solvency certificates 11. An initial first funding amount equal to or greater tha n Five Hundred Th ousand Dollars ($ 5 00 , 000 . 00) . 12. Business Associates Agreement w hi ch means to the ex . tent that either Seller is a ''Cove red entity" and therefore must comply with t he Health Insurance Portability and Accountability Act of 1996 , as amended ("BlPAA"), and this Agreement requires that Se ll er disclose protected health infonnation to PL L rchaser or Purchaser's attorneys ("Bus iness Assocfates ' ') , Se!Jer enters into a business associate agreement to ensure that the Business Associates w ill appropriately safeguard protected health information pursuant to 45 C . F . R . †† 164 . 502 (e) and 164 . 308 (b)(l) 13. All req uired Subor dinati on Ag r eements. :l I

14. All required Guaranty Agreements by Guarantors

15. All other items described on the Schedule of Closing Documents previously delivered by Purchaser or Purchaser's counsel to Seller or Seller's counsel.

14. Termination Date

This Agreement will terminate on September 28, 2025; provided, however, that this Agreement may be automatically renewed for succeeding one-year periods thereafter unless written notice of termination is provided by either party to the other at least 60 days prior to the then-effective termination date.

15. Fees

a. **Closing Fee**: 2.0% of the Maximum Amount.

b. **Express Funding Fee**: $500.00.

c. **Early Termination Fee**. The amount that totals the greater of either: (a) the product of the Minimum Monthly Discount Fee multiplied by the number of months, or portion thereof between the effective date of such termination and the end of the then current Term, or the product of the average amount of the actual Discount Fees accruing during the three (3) month period immediate preceding the effective date of such termination multiplied by the number of months, or portion thereof between the effective date of such termination and the end of the then current Term.

d. **Lock Box Fee.** Seller shall pay all bank Lockbox Fees associated with this transaction.

e. **Lien Search Fee.** Seller shall pay all fees associated with UCC searches and all wire fees.

All of the foregoing fees constitute compensation to Purchaser for services rendered and are not interest or a charge for the use of money. Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

16. Organizational Information

Exact Legal Name of Seller: Cardiff Lexington Corporation
State of Organization: Nevada
Type of Organization: corporation
Organizational Identification Number: E13806962021-2 (Nevada)/ FEI Number: 84-1044583

Exact Legal Name of Seller: Nova Ortho and Spine, PLLC
State of Organization: Florida
Type of Organization: professional limited liability company
Organizational Identification Number: FEI Number: 83-2715749

17. Subsidiaries, Affiliates and Investments in Other Persons:

a. Of Cardiff:

- Nova Ortho and Spine, PLLC

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- Platinum Tax Defenders
- Edge View Properties, Inc.

b. Of Nova: None

18. Pending Litigation:

(i) Case No. CV01-21-15799; Cardiff – vs – Mark Adams; State of Idaho
(ii) Case No. CACE-21-016202; Absolute Medical Group – vs – Cardiff; State of Florida

19. Existing Debt and Guarantees:

a. Of Cardiff: Schedule provided.

b. Of Nova: Dr. Brodsky to provide.

20. Prior Legal Names or Jurisdiction of Formation:

a. Of Cardiff:

- Cardiff was incorporated on September 3, 1986 in Colorado as Cardiff International Inc.
- On November 10, 2005, Cardiff International Inc. merged with Legacy Card Company and became Cardiff Lexington Corporation.
- On August 27, 2014, Cardiff Lexington Corporation redomiciled and became a corporation under the laws of Florida.
- On April 13, 2021, Cardiff Lexington Corporation redomiciled and became a corporation under the laws of Nevada.

b. Of Nova: None

Prior or Current Trade or Fictitious Names:

a. Of Cardiff: None.

b. Of Nova: None.

Most recent Mergers and Acquisitions:

a. Of Cardiff: On May 31, 2021, Cardiff Lexington Corporation acquired Nova Ortho and Spine, PLLC.

b. Of Nova: On May 31, 2021, Cardiff Lexington Corporation acquired Nova Ortho and Spine, PLLC.

21. Locations of Offices and Collateral:

a. Of Cardiff:

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• 3200 Bel Air Drive, Las Vegas, NV, 89109 • 40l East Las Olas Boulevard, Suite I 400, Fort Lauderdale , FL. 3330 I • 710 E Main St.. Lexington, KY 40502 b , OfNova: • 1903 S 25th Street, Snite 103, Fort Pierce, FL, 34947 Current Chief Executive Office: a. Of Cardiff: 3200 Bel Air Driv e , Las Vegas, NV , 89109 b. Of Nova: 1903 S 25th Street, Suite I03. Fort Pierce, FL, 34947 Other Locations of Ch . i ef Executive Office in past five years: a. Of Cardi ff: 40 l East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL, 33301 b. Of Nova: None . Other Cunent Collateral Locations: a. Of Cardiff: None b. Of N o va : None 22. Ownership Structure and Officers: a. Of Cardiff: b. OfNova : Public Company with 1,000+ sha r eholders Daniel Thompson, Chairman, Secretary, Treasurer and Director Alex Cunn in g h am , President, CEO and Director I 00% owned by Cardiff Or. Marc Br o dsky , Managing Member Alex C unn ingh am , CEO 23. Owned Real Property Offices: a. Of Cardiff: Offices: None Ownership: N/ A Offices: None Ownership: NIA b. Of Nova: 24. Leased Real Property (including legal name of landlord and monthly rent): Nova Ortho & Spine - Sebastian, F L • Janet Midkiff (landlord) • $1,664.06 (monthly rent) Nova Ortho & Spine - Rockledge , FL • Coral Sa nd s Professional Building J1

• $3,479.00 Nova Ortho & Spine - Palm Ba y , FL • 5200 professional center, LLC • $1971.58 Nova Ortho & Spine - Vero B each , FL • Office S uite s, LLC • $2,135.12 Nova Ortho & Spine - Fort Pierc e, FL • Mardi Executive Center, LLC • $4,379. 91 Nova O11ho & Spine - Okeechobee , FL • ZAFAR & APSHAN KURESHJ • $4,085.00 Nova Ortho & Spine - Tallahassee , FL • Per s i mmon, 200a, Ile • $6,697.62 Nova Orth o & Spine - Chip ley, FL • NW Florida Commun ity Hospital • $595.13 Nova Ortho & Spine - Madison, FL • Madison County Memorial H ospital • $1,800.00 25. Warehousemen, processors, consignees or other bailees in possession or control of any Inventorv (include name, address where Inventory is stored and description of the arrangement) : Not applicable 26. Bank Accounts Including Deposit Account Control Agreement Account: Outstanding - Cardiff arranging for Deposit Account Control Agreement Account a. Of Cardiff: • Wells Fargo Bank N.A. account 1240282051 • Citibank, N.A. a.ccom1t 500458922 b. OfNova : • Truist acco un t 0000246946620 • Truist account 00002469470 15 38

• Truist account 1100014599043 27 . Commercial Tort Claims: 28. Financial, Information Requirement s: Annual: (i) (ii) FYE Reviewed fin a n cial Statements Field Exam (cost borne by Sellers) Quarterly: (i) (i i ) Proof of fRS T ax. Filings Compliance Certificate by CFO or President MoothJy: (i) (ii) (iii) Internal Financia l Statements Public Company Quarter l y 90 - day delay Accounts Payabl e and Accounts Receivable aging reports B ank statements Weekly: (i) Submission of Sc hedul es of Accounts (Sample Provided) 29. Field Examinations: Se!ler ag ree s to pay to Pur chaser a ll of th e out - of - pocket exam i nation costs and travel and other expenses incurred by such exam in ers once a year. 30. Notice Addresse s : lft o Cardiff: 3200 Bel Air Drive. Las Vegas, Nevada 89109 Ifto Nova: 1903 S 25t h Street, Su j te 103 . Fort Pierce , FL 34947 lfto Purchase1·: S718 Westheimer Rd., S ui te l 000 , Houston, TX , 77057 with copy to : Unit 11 - 1 I55 North Service Road We st, Oakvi ll e, ON , Cana da , L6L 3E3 with copy to Counse l : 2S 00 North Military T r ail , S u ite I 00 , Boca Raton , Fl o r ida 33431 JC)

31. Guarantors:

Guarantor #1: Cardiff Lexington Corporation as guarantor of all of the monetary and non-monetary obligations of Nova Ortho and Spine, PLLC.

Guarantor #2: Nova Ortho and Spine, PLLC as guarantor of all of the monetary and non-monetary obligations of Cardiff Lexington Corporation.

Guarantor #3: Platinum Tax Defenders as guarantor of all of the monetary and non-monetary obligations of Cardiff Lexington Corporation and Nova Ortho and Spine, PLLC.

Guarantor #4: Edge View Properties, Inc., as guarantor of all of the monetary and non-monetary obligations of Cardiff Lexington Corporation and Nova Ortho and Spine, PLLC.

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EXHIBITB FORM OF COMPLIANCE CERTIFICATE (TO BE PROVIDED ON SELLER'S LETTERHEAD ] , 20 DML HC Series , LLC Series 308 Attn .: John Fergusson TI 1 e undersigned, the of Card i ff Lexington Corporation, a Nevada corporation ("Cardiff'), gives this certificate to DML HC Series, LLC Series 308 ("Purchaser"), i n accordance with the requirements oftbat certain Revolving Purchase and Security Agreement dated as of _ . 2023 between Seller and Purchaser (as amended from time to 1 ime, the "Purchase Agreement"), a nd , The undersigned, the of Nova Ortho and Spine, PLLC , a Florida professional limited liability company located at 1903 S 25 th Street, S uit e 103 , Fort P ie r ce , FL, 34947 ("Nova"), gives this certificate to DML HC Series, LLC Series 308 ("Purchaser"), in accordance with the requirements of that certain Revolving Purchase and Security Agreement dated as of _ , 2023 between Selle r and Purchaser (as amended from time to time, the " Purchase Agreement") . Capitalized terms used in this Certificate , unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement . No Default exists on the date hereof, other than : . _,_if none, so state] . Yours truly , Cardiff Lexington Corporation By : _ Name : _ T itl e : Nova Ortho and Spine, PLLC B y:. Name: Title: _ .R:lwpSI 23 \ 230039 \ Agl'10cmcnts \ Excc ut io nAgrecm e ut \ RE .VO L VTNG PURCl!ASF: AND SECURITY AGRt1iMENT.Fmal(F.xccutmn2)(9.29 23).docx 41